Exhibit 10.1
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
among
DENBURY ONSHORE, LLC,
as Borrower,
DENBURY RESOURCES INC.,
as Parent Guarantor,
The Financial Institutions Listed on Schedule 2.1 Hereto,
as Banks,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
CALYON NEW YORK BRANCH
and
FORTIS CAPITAL CORP.,
as Syndication Agents,
and
UNION BANK OF CALIFORNIA, N.A.
and
COMERICA BANK,
as Documentation Agents
$800,000,000
dated as of
September 14, 2006
J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger and Book Manager

TABLE OF CONTENTS

		Page No.
	ARTICLE I
	AMENDMENT AND RESTATEMENT

	ARTICLE II
	TERMS DEFINED

Section 2.1	Definitions	2
Section 2.2	Accounting Terms and Determinations	26
Section 2.3	Petroleum Terms	26
Section 2.4	Money	26

	ARTICLE III
	THE CREDIT

Section 3.1	Commitments	26
Section 3.2	Method of Borrowing	30
Section 3.3	Method of Requesting Letters of Credit	31
Section 3.4	Notes	31
Section 3.5	Interest Rates; Payments	31
Section 3.6	Mandatory Prepayments	33
Section 3.7	Voluntary Prepayments	33
Section 3.8	Voluntary Reduction of Commitments	33
Section 3.9	Termination of Commitments; Final Maturity of Revolving Loan	34
Section 3.10	Voluntary Increase of Total Commitment	34
Section 3.11	Application of Payments	34
Section 3.12	Commitment Fee	34
Section 3.13	Agency and other Fees	34

	ARTICLE IV
	GENERAL PROVISIONS

Section 4.1	Delivery and Endorsement of Notes	35
Section 4.2	General Provisions as to Payments	35

	ARTICLE V
	BORROWING BASE

Section 5.1	Reserve Report; Proposed Borrowing Base	36
Section 5.2	Scheduled Redeterminations of the Borrowing Base; Procedures and Standards	36
Section 5.3	Special Redetermination	37
Section 5.4	Borrowing Base Deficiency	37
Section 5.5	Initial Borrowing Base	38

	ARTICLE VI
	COLLATERAL AND GUARANTEES

Section 6.1	Security	38
Section 6.2	Guarantees	39

	ARTICLE VII
	CONDITIONS PRECEDENT

i

EXHIBITS

EXHIBIT A	FORM OF AMENDMENT TO MORTGAGES
EXHIBIT B	FORM OF FACILITY GUARANTY
EXHIBIT C	FORM OF PROMISSORY NOTE
EXHIBIT D	FORM OF PARENT PLEDGE AGREEMENT
EXHIBIT E	FORM OF SUBSIDIARY PLEDGE AGREEMENT
EXHIBIT F	FORM OF REQUEST FOR BORROWING
EXHIBIT G	FORM OF REQUEST FOR LETTER OF CREDIT
EXHIBIT H	FORM OF NOTICE OF CONTINUATION OR CONVERSION
EXHIBIT I	FORM OF CERTIFICATE OF OWNERSHIP INTERESTS
EXHIBIT J	FORM OF CERTIFICATE OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
EXHIBIT K	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT L	FORM OF CERTIFICATE OF EFFECTIVENESS
EXHIBIT M	FORM OF AMENDMENT FOR INCREASED OR NEW COMMITMENT

SCHEDULES

SCHEDULE 2.1	FINANCIAL INSTITUTIONS
SCHEDULE 8.5	LITIGATION
SCHEDULE 8.10	LICENSES, PERMITS, ETC.
SCHEDULE 8.13	JURISDICTIONS, ETC.
SCHEDULE 9.10	ENVIRONMENTAL DISCLOSURE

v

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into effective as of the 14th day of September, 2006, among DENBURY ONSHORE, LLC, a Delaware limited liability company (“Borrower”), DENBURY RESOURCES INC., a Delaware corporation (“Parent”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”), CALYON NEW YORK BRANCH and FORTIS CAPITAL CORP., as Syndication Agents (“Syndication Agents”), UNION BANK OF CALIFORNIA, N.A. and COMERICA BANK, as Documentation Agents (“Documentation Agents”) and the financial institutions listed on Schedule 2.1 hereto as Banks (individually a “Bank” and collectively “Banks”).
W I T N E S S E T H:
     WHEREAS, Borrower, Administrative Agent, and each of the financial institutions named and defined therein as Banks (the “Existing Banks”) and agents, are parties to that certain Fifth Amended and Restated Credit Agreement dated as of September 1, 2004, pursuant to which Existing Banks provided certain loans and extensions of credit to Borrower (as heretofore amended, the “Existing Credit Agreement”); and
     WHEREAS, concurrently with the closing and consummation of the Closing Transactions (as hereinafter defined), and subject to the conditions precedent set forth herein, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement, and Borrower desires to obtain Borrowings (as herein defined) (a) to refinance the indebtedness under the Existing Credit Agreement, and (b) for other purposes permitted herein; and
     WHEREAS, after giving effect to the Closing Transactions and the amendment and restatement of the Existing Credit Agreement pursuant to the terms hereof, the Commitment Percentage (as herein defined) of each Bank hereunder will be as set forth on Schedule 2.1 hereto; and
     WHEREAS, J.P. Morgan Securities Inc. has been appointed Sole Lead Arranger and Book Manager for the credit facility provided herein.
     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent, Borrower, Administrative Agent and Banks agree as follows:
ARTICLE I
AMENDMENT AND RESTATEMENT
     Subject to the satisfaction of each condition precedent contained in Section 7.1 hereof, the satisfaction of which shall be evidenced by the execution by Parent, Borrower and Administrative Agent of the Certificate of Effectiveness (as herein defined), the Existing Credit Agreement shall be amended and restated as of the Closing Date in the form of this Agreement. It is the intention of Parent, Borrower, Administrative Agent and Banks that this Agreement supersedes and replaces the Existing Credit Agreement in its entirety; provided that, (a) such amendment and restatement shall operate to renew, amend and modify certain of the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not act as a novation thereof, and (b) the Liens securing the Obligations under and as defined in the Existing Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such obligations and indebtedness as renewed, amended, restated and modified hereby.
ARTICLE II
TERMS DEFINED
     Section 2.1 Definitions. The following terms, as used herein, have the following meanings:
     “2005 Bond Exposure” means, at any time, without duplication, the aggregate amount of proceeds of the 2005 Bonds which have not been advanced at such time by the Bond Purchaser. The 2005 Bond Exposure of any Bank at any time shall be its Commitment Percentage of the total 2005 Bond Exposure at such time.
     “2005 Bond Indenture” means that certain Trust Indenture, dated as of April 1, 2005, by and between Bond Issuer and Bond Trustee.
     “2005 Bond Loan Agreement” means that certain Loan Agreement, dated as of April 1, 2005, by and between Bond Issuer and Borrower.
     “2005 Bond Note” means that certain promissory note of Borrower, dated of even date with the 2005 Bond Loan Agreement, payable to the order of Bond Issuer, which promissory note has been pledged and assigned to Bond Trustee to secure the obligations of Bond Issuer under the 2005 Bond Indenture and the 2005 Bonds.
     “2005 Bond Offering” means the issuance and sale by Bond Issuer of the 2005 Bonds to Bond Purchaser, the proceeds of which are to be advanced, from time to time, by Bond Purchaser to Bond Trustee to fund the “Project Fund” as created under, and defined in, the 2005 Bond Indenture, which Project Fund will be utilized to finance the Cost of the Project (as defined in the 2005 Bond Loan Agreement) located in the State of Mississippi. Bond Purchaser has been deemed to have sold to each Bank, and each Bank has been deemed to have unconditionally and irrevocably purchased from Bond Purchaser, a participation in the 2005 Bonds and 2005 Bond Exposure equal to such Bank’s Commitment Percentage of such 2005 Bonds and 2005 Bond Exposure.
     “2005 Bond Purchase Agreement” means that certain Bond Purchase Agreement, dated as of April 1, 2005, among Bond Purchaser, Bond Issuer and Borrower.
     “2005 Bonds” means, whether one or more, Bond Issuer’s Taxable Industrial Development Revenue Bonds, Series 2005 (Denbury Onshore, LLC Project), which 2005 Bonds shall (a) be in a maximum aggregate principal amount of $80,000,000, (b) bear interest at rates identical to the interest rates set forth in the Existing Credit Agreement, (c) have a maturity date of April 1, 2007, and (d) provide that Bond Purchaser’s obligation to make advances of the proceeds thereof shall expire two (2) years from the date of issuance of such 2005 Bonds.

     “Additional Permitted Revenue Bond Documents” means, collectively, any Additional Permitted Revenue Bonds, and any loan agreement, promissory note, purchase agreement, indenture and all other agreements, documents and instruments hereafter executed and/or delivered by, between or among any Credit Party, Bond Issuer, Bond Trustee and/or Bond Purchaser pursuant to, and in connection with, any Additional Permitted Revenue Bonds or any Additional Permitted Revenue Bond Transaction, each of which agreements, documents and instruments shall be in form and substance acceptable to Administrative Agent in its sole discretion.
     “Additional Permitted Revenue Bond Exposure” means, at any time, without duplication, the aggregate amount of proceeds of any Additional Permitted Revenue Bonds which have not been advanced at such time by the Bond Purchaser. The Additional Permitted Revenue Bond Exposure of any Bank at any time shall be its Commitment Percentage of the total Additional Permitted Revenue Bond Exposure at such time.
     “Additional Permitted Revenue Bond Transaction” means any transaction entered into after the date hereof among Borrower or any of its Restricted Subsidiaries with Bond Purchaser, Bond Issuer and Bond Trustee in connection with the issuance and sale by Bond Issuer of its Additional Permitted Revenue Bonds to Bond Purchaser if, with respect thereto, each of the following conditions is met:
(a)	no Default, Event of Default or Borrowing Base Deficiency then exists or would result therefrom;

(b)	such transaction is on substantially similar terms, and pursuant to substantially similar Additional Permitted Revenue Bond Documents, as the transaction evidenced by the 2005 Bond Offering and the Bond Documents executed and delivered in connection therewith;

(c)	at least five (5) Domestic Business Days prior to the date of the consummation of the proposed transaction, Borrower shall have delivered to Administrative Agent (i) all Additional Permitted Revenue Bond Documents to be entered into in connection with such proposed transaction, each of which shall be in substantially final form, and (ii) a certificate signed by an Authorized Officer of Borrower certifying that such transaction complies with this definition;

(d)	Borrower shall have provided Administrative Agent with copies of resolutions and comparable authorizations approving such transaction, accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower certifying that such copies are true and correct;

(e)	as soon as reasonably practicable, but in any event no later than two (2) Domestic Business Days after such transaction is consummated, Borrower shall have provided Administrative Agent with fully executed copies of each of the Additional Permitted Revenue Bond Documents entered into in connection with such transaction, together with a certificate from an Authorized Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof; and

(f)	Administrative Agent shall have been provided with such other documents, instruments and agreements as Administrative Agent may request in connection with such transaction.
     “Additional Permitted Revenue Bonds” means, whether one or more, Bond Issuer’s taxable industrial development revenue bonds issued after the date hereof in connection with an Additional Permitted Revenue Bond Transaction, which Additional Permitted Revenue Bonds shall (a) be in a maximum aggregate principal amount of not greater than $100,000,000, (b) bear interest at rates identical to the interest rates set forth in this Agreement, (c) have a maturity date that is two (2) years following the issuance thereof, and (d) provide that Bond Purchaser’s obligation to make advances of the proceeds thereof shall expire two (2) years from the date of issuance of such Additional Permitted Revenue Bonds. Upon the date of any issuance of any Additional Permitted Revenue Bonds pursuant to an Additional Permitted Revenue Bond Transaction, Bond Purchaser shall be deemed to have sold to each Bank, and each Bank shall be deemed to have unconditionally and irrevocably purchased from Bond Purchaser, a participation in such Additional Permitted Revenue Bonds and Additional Permitted Revenue Bond Exposure equal to such Bank’s Commitment Percentage of any such Additional Permitted Revenue Bonds and Additional Permitted Revenue Bond Exposure.
     “Adjusted Eurodollar Rate” means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.
     “Administrative Agent” means JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (Main Office Chicago), in its capacity as Administrative Agent for Banks hereunder or any successor thereto.
     “Advance Payment Contract” means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by any Credit Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     “Affiliate” means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Credit Party, means, any director, executive officer, general partner or manager of such Credit Party and any Person who holds ten percent (10%) or more of the voting stock, partnership interests, membership interests or other ownership interests of such Credit Party. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, membership interests or partnership interests, or by contract or otherwise.
     “Agent” means Administrative Agent, each Syndication Agent, each Documentation Agent, Sole Lead Arranger or Book Manager, and “Agents” means Administrative Agent, each Syndication Agent, each Documentation Agent, Sole Lead Arranger and Book Manager, collectively.
     “Agreement” means this Sixth Amended and Restated Credit Agreement, as the same may hereafter be modified, amended, restated or supplemented from time to time.
     “Amendment to Mortgages” means an Amendment to and Ratification of Mortgages to be entered into between the Credit Parties (as applicable) and Administrative Agent, substantially in the form of Exhibit A attached hereto, pursuant to which, among other things, the Existing Mortgages shall be amended to reflect the amendment and restatement of the Existing Credit Agreement pursuant hereto.
     “Applicable Environmental Law” means any federal, state or local law, common law, ordinance, regulation or policy, as well as order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, or Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under, or about any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party including, without limitation, soil, groundwater, and indoor and ambient air conditions.
     “Applicable Lending Office” means, for each Bank and for each Type of Loan, the “Lending Office” of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or an affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which Loans of such Type are to be made and maintained.
     “Applicable Margin” means, on any date, with respect to each Type of Loan, an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

Ratio of Outstanding	Applicable	Applicable
Creditto Borrowing	Margin for	Margin for Base
Base	Eurodollar Loans	Rate Loans
<.50 to 1	1.000%	0%
>.50 to 1 and <.75 to 1	1.250%	0%
>.75 to 1 and <.90 to 1	1.500%	0.250%
>.90 to 1	1.750%	0.500%
     “Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank, or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
     “Approved Petroleum Engineer” means DeGolyer and MacNaughton or any other reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Required Banks, such approval not to be unreasonably withheld.
     “Assignment and Acceptance Agreement” has the meaning given such term in Section 15.10(c)(i).
     “Authorized Officer” means, as to any Person, its Chief Executive Officer, its President, its Chief Financial Officer, its Chief Accounting Officer, any of its Vice Presidents, its Treasurer or its corporate Secretary.
     “Availability” means, as of any date, (a) the lesser of (i) the Borrowing Base in effect on such date, or (ii) the Total Commitment in effect on such date, minus (b) the Outstanding Credit on such date.
     “Bank” means any financial institution reflected on Schedule 2.1 hereto as having a Commitment and its successors and permitted Assignees, and “Banks” means all Banks.
     “Base Rate” means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective automatically and without notice to Borrower or any Bank on the effective date of such change in the Prime Rate or Federal Funds Rate.
     “Base Rate Loan” means the portion of the principal of the Revolving Loan bearing interest with reference to the Base Rate.
     “Bond Documents” means, collectively, the 2005 Bonds, the Additional Permitted Revenue Bonds, the 2005 Bond Loan Agreement, the 2005 Bond Note, the 2005 Bond Purchase Agreement, the 2005 Bond Indenture, the Additional Permitted Revenue Bond Documents, and all other agreements, documents and instruments now, heretofore or hereafter executed and/or delivered by, between or among any Credit Party, Bond Issuer, Bond Trustee and/or Bond Purchaser pursuant to the 2005 Bonds, the 2005 Bond Loan Agreement, the 2005 Bond Purchase

Agreement, the 2005 Bond Indenture, the Additional Permitted Revenue Bond Documents or otherwise in connection with the 2005 Bond Offering or any Additional Permitted Revenue Bond Transaction, each of which agreements, documents and instruments shall be in form and substance acceptable to Administrative Agent in its sole discretion.
     “Bond Issuer” means Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi.
     “Bond Purchaser” means Administrative Agent, as “Purchaser” of the 2005 Bonds and any Additional Permitted Revenue Bonds.
     “Bond Trustee” means The Bank of New York, successor trustee to JPMorgan Chase Bank, N.A., in its capacity as “Trustee” under the 2005 Bond Indenture and, as applicable, any indenture entered into in connection with any Additional Permitted Revenue Bond Transaction.
     “Book Manager” means JPMSI, in its capacity as book manager for the credit facility hereunder or any successor thereto.
     “Borrower” means Denbury Onshore, LLC, a Delaware limited liability company.
     “Borrowing” means any disbursement to Borrower under, or to satisfy the obligations of any Credit Party under, any of the Loan Papers. Any Borrowing which will constitute a part of the Base Rate Loan is referred to herein as a “Base Rate Borrowing,” and any Borrowing which will constitute a Eurodollar Loan, is referred to herein as a “Eurodollar Borrowing.”
     “Borrowing Base” has the meaning set forth in Section 5.1 hereof.
     “Borrowing Base Deficiency” means, as of any date, the amount, if any, by which the Outstanding Credit on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent it is secured by cash in the manner contemplated by Section 3.1(b).
     “Borrowing Base Properties” means all Mineral Interests owned by the Credit Parties and evaluated by Banks for purposes of establishing the Borrowing Base.
     “Borrowing Date” means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy any obligation of any Credit Party.
     “Certificate of Effectiveness” means a Certificate of Effectiveness in the form of Exhibit L attached hereto to be executed by Parent, Borrower and Administrative Agent upon the satisfaction of each of the conditions precedent contained in Section 7.1 hereof.
     “Certificate of Ownership Interests” means a Certificate of Ownership Interests in the form of Exhibit I attached hereto to be executed and delivered by an Authorized Officer of Borrower pursuant to Section 7.1(a)(xvi) hereof.

     “Change of Control” means the occurrence of any of the following, whether voluntary or involuntary, including by operation of law: (a) any Credit Party (other than Parent) shall cease to be a wholly owned direct or indirect Subsidiary of Parent, (b) for any reason, any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall become (i) the direct or indirect beneficial owner (as defined in Rule 13(d)(3) of the Exchange Act) of greater than thirty percent (30%) of the total voting power of all classes of capital stock then outstanding of Parent entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Parent, and (ii) the largest shareholder of the total voting power of all classes of capital stock then outstanding of Parent entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Parent, or (c) a “change of control,” “change in control” or similar event as defined in any Permitted Subordinate Debt Document, but only to the extent the occurrence of any such event gives rise to an obligation of any Credit Party to redeem, repay or repurchase, or otherwise offer to redeem, repay or repurchase, all or any portion of the Permitted Subordinate Debt.
     “Closing Date” means September 14, 2006, provided that all of the conditions precedent set forth in Section 7.1 have been satisfied, and Parent, Borrower and Administrative Agent have executed and delivered the Certificate of Effectiveness on such date.
     “Closing Transactions” means the transactions to occur on the Closing Date, including, without limitation: (a) the refinancing in full, with proceeds of a Borrowing under this Agreement, of all Obligations accrued and outstanding under the Existing Credit Agreement as of the Closing Date, including, without limitation, (i) the entire outstanding principal balance of the “Revolving Loans” made (and as defined) thereunder, (ii) all accrued but unpaid interest, and (iii) all accrued but unpaid commitment and other fees, and (b) the payment of all fees and expenses of Administrative Agent in connection with the credit facilities provided herein.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commitment” means, with respect to any Bank, the commitment of such Bank to lend its Commitment Percentage of the Total Commitment to Borrower pursuant to Section 3.1 hereof, as such Commitment may be terminated, reduced and/or increased from time to time in accordance with the provisions hereof. On the Closing Date, the amount of each Bank’s Commitment is the amount set forth opposite such Bank’s name on Schedule 2.1 hereto; provided, that after giving effect to any Assignment and Acceptance Agreement, the Commitment of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 15.10(c)(iv) hereof.
     “Commitment Fee Percentage” means, on any date, the percentage determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:

Ratio of Outstanding Credit	Commitment Fee
to Borrowing Base	Percentage
<.50 to 1.250%
≥.50 to 1 and <.75 to 1.300%
≥.75 to 1 and <.90 to 1.375%
≥.90 to 1.375%
     “Commitment Increase” has the meaning given such term in Section 3.10.
     “Commitment Percentage” means, with respect to each Bank, the Commitment Percentage for such Bank set forth on Schedule 2.1 hereto; provided, that after giving effect to any Assignment and Acceptance Agreement, the Commitment Percentage of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 15.10(c)(iv) hereof.
     “Consolidated Current Assets” means, for any Person at any time, the current assets of such Person and its Consolidated Subsidiaries at such time, plus, in the case of Borrower, the Availability at such time. For purposes of this definition, any non-cash gains on any Hedge Agreement resulting from the requirements of SFAS 133 for any period of determination shall be excluded from the determination of current assets of such Person and its Consolidated Subsidiaries.
     “Consolidated Current Liabilities” means, for any Person at any time, the current liabilities of such Person and its Consolidated Subsidiaries at such time, but, in the case of Borrower, excluding the current portion (if any) of the outstanding principal balance of the Revolving Loan. For purposes of this definition, any non-cash losses or charges on any Hedge Agreement resulting from the requirements of SFAS 133 for any period of determination shall be excluded from the determination of current liabilities of such Person and its Consolidated Subsidiaries.
     “Consolidated EBITDA” means, for any Person for any period: (a) Consolidated Net Income of such Person for such period; plus, to the extent deducted in the calculation of Consolidated Net Income, (b) the sum of (i) income or franchise Taxes paid or accrued; (ii) Consolidated Net Interest Expense; (iii) amortization, depletion and depreciation expense; (iv) any non-cash losses or charges on any Hedge Agreement resulting from the requirements of SFAS 133 for that period; and (v) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of Consolidated Net Income, (c) the sum of (i) the income of any Person (other than wholly-owned Subsidiaries of such Person) unless such income is received by such Person in a cash distribution; (ii) gains or losses from sales or other dispositions of assets (other than Hydrocarbons produced in the normal course of business); (iii) any non-cash gains on any Hedge Agreement resulting from the requirements of SFAS 133 for that period; and (iv) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring “cash” losses. Notwithstanding anything to the contrary contained herein, all calculations of Consolidated EBITDA shall be, for any applicable period of determination during which Borrower has consummated an acquisition or disposition (to the extent permitted hereunder) of properties or assets, calculated and determined on a pro forma basis as if such acquisition or disposition was consummated on the first day of such applicable period.
     “Consolidated Net Income” means, for any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period.
     “Consolidated Net Interest Expense” means, for any Person for any period, the remainder of the following for such Person and its Consolidated Subsidiaries for such period: (a) interest expense, minus (b) interest income.
     “Consolidated Subsidiary” or “Consolidated Subsidiaries” means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements; provided, that, Genesis Energy shall not be deemed a Consolidated Subsidiary of Parent or any other Credit Party for purposes of this Agreement.
     “Continue,” “Continuation” and “Continued” shall refer to the continuation pursuant to Section 3.5 hereof and/or Article XIV hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.
     “Convert,” “Conversion” and “Converted” shall refer to a conversion pursuant to Section 3.5 and/or Article XIV hereof of all or a portion of one Type of Revolving Loan into another Type of Revolving Loan.
     “Credit Parties” means, collectively, Parent, Borrower and each Restricted Subsidiary, and “Credit Party” means any one of the foregoing.
     “Current Financials” means (a) the annual audited consolidated balance sheet of Parent and the related consolidated statements of operations and cash flows for the Fiscal Year ended December 31, 2005, and (b) the quarterly unaudited consolidated balance sheet of Parent for the Fiscal Quarter ended June 30, 2006, and the related unaudited consolidated statements of operations and cash flows for the portion of Parent’s Fiscal Year ended June 30, 2006.
     “Debt” means, for any Person at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which are not more than one hundred twenty (120) days past the invoice date, and (g) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (f) preceding.
     “Default” means any condition or event which constitutes an Event of Default or which with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     “Default Rate” means, in respect of any principal of the Revolving Loan or any other amount payable by Borrower under any Loan Paper which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of (i) three percent (3%), plus (ii) the Applicable Margin, plus (iii) the Base Rate as in effect from time to time (provided, that if such amount in default is principal of a Eurodollar Borrowing and the due date is a day other than the last day of an Interest Period therefor, the “Default Rate” for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest period therefor, the sum of (a) three percent (3%), plus (b) the Applicable Margin, plus (c) the Eurodollar Rate for such Borrowing for such Interest Period as provided in Section 3.5 hereof, and thereafter, the rate provided for above in this definition).
     “DG&M” means Denbury Gathering & Marketing, Inc., a Delaware corporation, which is a wholly owned Subsidiary of Parent.
     “Distribution” by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person.
     “Documentation Agent” means Union Bank of California, N.A. or Comerica Bank in its capacity as Documentation Agent for Banks hereunder or any successor thereto, and “Documentation Agents” means Union Bank of California, N.A. and Comerica Bank, collectively, in their capacities as Documentation Agents for Banks hereunder.
     “Domestic Business Day” means any day except a Saturday, Sunday or other day on which national banks in Chicago, Illinois or Dallas, Texas are authorized by Law to close.
     “Domestic Lending Office” means, as to each Bank, (a) its office located at its address identified on Schedule 2.1 hereto as its Domestic Lending Office, (b) its office located at its address identified on the Register as its Domestic Lending Office, or (c) such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Administrative Agent.
     “Environmental Complaint” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Credit Party involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by any Credit Party, (b) a Hazardous Discharge caused, in whole or in part, by any Credit Party or by any Person acting on behalf of or at the instruction of any Credit Party, or (c) any violation of any Applicable Environmental Law by any Credit Party.

     “Equity” means shares of capital stock or a partnership, profits, capital, member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means any corporation or trade or business under common control with any Credit Party as determined under section 4001(a)(14) of ERISA.
     “Eurodollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in the applicable Eurodollar interbank market.
     “Eurodollar Lending Office” means, as to each Bank, (a) its office, branch or affiliate located at its address identified on Schedule 2.1 hereto as its Eurodollar Lending Office, (b) its office, branch or affiliate located at its address identified on the Register as its Eurodollar Lending Office, or (c) such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.
     “Eurodollar Loans” means Revolving Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.
     “Eurodollar Rate” means, for any Eurodollar Loan for any Interest Period therefor, the applicable British Bankers’ Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, that, if no such British Bankers’ Association LIBOR rate is available to Administrative Agent, the applicable Eurodollar Rate for the relevant Interest Period shall instead be the rate determined by Administrative Agent to be the rate at which JPMorgan or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period, in the appropriate amount of JPMorgan’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.
     “Events of Default” has the meaning set forth in Section 12.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exhibit” refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.
     “Existing Banks” has the meaning assigned to such term in the recitals hereto.
     “Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.
     “Existing Mortgages” means the mortgages, deeds of trust, security agreements, assignments, pledges, assignments and amendments to mortgages, amendments to mortgages and other documents, instruments and agreements which establish Liens on certain Mineral Interests to secure the Obligations under and as defined in the Existing Credit Agreement.
     “Existing Reserve Report” means, collectively, (i) an engineering and economic analysis of all Borrowing Base Properties prepared as of December 31, 2005, by DeGolyer and MacNaughton, and (ii) an engineering and economic analysis of all Borrowing Base Properties prepared as of June 30, 2006, by Borrower’s in-house staff.
     “Facility Guaranty” means a Guaranty substantially in the form of Exhibit B attached hereto to be executed by Parent and (as applicable) each Restricted Subsidiary (other than Borrower) in favor of Banks, pursuant to which Parent and/or such Restricted Subsidiary guarantees payment and performance in full of the Obligations.
     “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published on such next succeeding Domestic Business Day, the Federal Funds Rate for any day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.
     “Financial Officer” of any Person means its Chief Financial Officer; provided, that if no Person serves in such capacity, “Financial Officer” shall mean the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, cash management and similar functions.
     “Fiscal Quarter” means the three (3) month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.
     “Fiscal Year” means a twelve (12) month period ending December 31.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means those generally accepted accounting principles and practices which are recognized as such by the SEC, the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the Closing Date so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Parent and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the said SEC, Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee thereof) in order to continue as a generally accepted accounting principle or practice may be so changed.
     “Gas Balancing Agreement” means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.
     “Genesis” means Genesis Crude Oil, L.P., a Delaware limited partnership.
     “Genesis Energy” means Genesis Energy, Inc., a Delaware corporation, which is a wholly owned Subsidiary of DG&M and the general partner of Genesis.
     “Genesis Transaction Documents” means, collectively, all material documents, instruments and agreements entered into in connection with (i) the Prior Genesis VPP Transactions, and (ii) any Permitted Genesis VPP Transaction described in clause (ii) of the definition thereof.
     “Governmental Authority” means any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.
     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
     “Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party.
     “Hazardous Substance” means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law or is required to be investigated and/or remediated by or pursuant to any Applicable Environmental Law.
     “Hedge Agreements” means, collectively, any agreement, instrument, arrangement or schedule or supplement thereto evidencing any Hedge Transaction.

     “Hedge Transaction” means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly includes Oil and Gas Hedge Transactions.
     “Hydrocarbons” means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.
     “Immaterial Title Deficiencies” means, with respect to Borrowing Base Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, reduce or impair the value of the Borrowing Base Properties by an amount greater than five percent (5%) of the Recognized Value of all of such Borrowing Base Properties.
     “Indirect Subsidiary” has the meaning given such term in the definition of “Subsidiary Pledge Agreement.”
     “Initial Borrowing Base” means a Borrowing Base in the amount of $500,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Redetermination after the Closing Date.
     “Initial Total Commitment” means a Total Commitment in the amount of $150,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Commitment Increase (if any) after the Closing Date.
     “Interest Period” means, with respect to each Eurodollar Borrowing and each Continuation of Eurodollar Loans and each Conversion of all or part of the Base Rate Loan to Eurodollar Loans, the period commencing on the date of such Borrowing, Continuation or Conversion and ending one (1), two (2), three (3) or six (6), and, if available to all Banks, nine (9) or twelve (12) months thereafter, as Borrower may elect in the applicable Request for Borrowing or Notice of Continuation or Conversion; provided, that:
(a)	any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

(b)	any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month;

(c)	if any Interest Period includes a date on which any payment of principal of the Eurodollar Loans which are the subject of such Borrowing, Continuation or Conversion is required to be made hereunder, but does not end on such date, then (i) the principal amount of such Eurodollar Loans required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Loans shall have an Interest Period determined as set forth above; and

(d)	no Interest Period shall extend past the Termination Date.
     “Investment” means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided, that, “Investment” shall not include current customer and trade accounts which are payable in accordance with customary trade terms.
     “JPMorgan” means JPMorgan Chase Bank, NA, a national banking association, in its capacity as a Bank.
     “JPMSI” means J.P. Morgan Securities Inc.
     “Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.
     “Lending Office” means, as to any Bank, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.
     “Letter of Credit Exposure” of any Bank means such Bank’s aggregate participation in the unfunded portion and the funded but unreimbursed portion of Letters of Credit outstanding at any time.
     “Letter of Credit Fee” means, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to the greater of (a) $500, or (b) a percentage of the stated amount of such Letter of Credit (calculated on a per annum basis based on the stated term of such Letter of Credit) determined by reference to the ratio of the Outstanding Credit to the Borrowing Base in effect on the date such Letter of Credit is issued in accordance with the table below:

Ratio of Outstanding Credit to	Per Annum Letter of Credit
Borrowing Base	Fee Percentage
< .50 to 1	1.000%
≥ .50 to 1 and < .75 to 1	1.250%
≥ .75 to 1 and < .90 to 1	1.500%
≥ .90 to 1	1.750%

     “Letter of Credit Fronting Fee” means, with respect to any Letter of Credit issued hereunder, a fee equal to one eighth of one percent (.125%) per annum of the stated amount of such Letter of Credit.
     “Letter of Credit Issuer” has the meaning set forth in Section 3.1(b).
     “Letters of Credit” means letters of credit issued for the account of Borrower pursuant to Section 3.1(b).
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, financing statement or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Credit Parties shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
     “Loan Papers” means this Agreement, the Notes, each Facility Guaranty which may now or hereafter be executed, each Parent Pledge Agreement which may now or hereafter be executed, each Subsidiary Pledge Agreement which may now or hereafter be executed, the Existing Mortgages (as amended by the Amendments to Mortgages), all Mortgages now or at any time hereafter delivered pursuant to Section 6.1, the Amendments to Mortgages, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.
     “Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Margin Stock” means “margin stock” as defined in Regulation U.
     “Marine” means Denbury Marine, L.L.C., a Louisiana limited liability company, which is a wholly owned Subsidiary of Operating.
     “Material Adverse Change” means any circumstance or event that has or would reasonably be expected to have a Material Adverse Effect.
     “Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, financial condition, results of operations or prospects of any Credit Party, or the Credit Parties taken as a whole, (b) the right or ability of any Credit Party to fully, completely and timely perform its obligations under the Loan Papers, (c) the validity or enforceability of any Loan Paper against any Credit Party which is a party thereto, or (d) the validity, perfection or priority of any material Lien intended to be created under or pursuant to any Loan Paper to secure the Obligations.
     “Material Agreement” means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than a nominal penalty.

     “Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound, a net gas imbalance to any Credit Party in excess of $10,000,000.
     “Maximum Lawful Rate” means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Revolving Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Papers. To the extent the Laws of the State of Texas are applicable for purposes of determining the “Maximum Lawful Rate,” such term shall mean the “indicated rate ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended, substituted for or restated, or, if permitted by applicable Law and effective upon the giving of the notices required by such Chapter 303 (or effective upon any other date otherwise specified by applicable Law), the “quarterly ceiling” or “annualized ceiling” from time to time in effect under such Chapter 303, whichever Administrative Agent (with the approval of Required Banks) shall elect to substitute for the “indicated rate ceiling,” and vice versa, each such substitution to have the effect provided in such Chapter 303, and Administrative Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with such Chapter 303.
     “Maximum Total Commitment Amount” means $800,000,000.
     “Mineral Interests” means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interests, production payments, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing.
     “Minimum Collateral Amount” means, at any time, an amount equal to the lesser of (i) seventy-five percent (75%) of the Recognized Value of all Borrowing Base Properties at such time, and (ii) the Recognized Value of all Borrowing Base Properties at such time equal to not less than 125% of the Total Commitment then in effect.
     “Mortgages” means all mortgages, deeds of trust, amendments to mortgages, security agreements, assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens required by Section 6.1 hereof. All Mortgages shall be in form and substance satisfactory to Administrative Agent in its sole discretion. The term “Mortgages” shall include, without limitation, the Existing Mortgages, as amended pursuant to the Amendments to Mortgages.

     “Note” means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit C hereto, in the amount of such Bank’s Commitment, evidencing the obligation of Borrower to repay to such Bank its Commitment Percentage of the Revolving Loan, together with all modifications, extensions, renewals, and rearrangements thereof, and “Notes” means all of such Notes collectively.
     “Notice of Continuation or Conversion” has the meaning set forth in Section 3.5(c).
     “Obligations” means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of each Credit Party to Administrative Agent or to any Bank or any Affiliate of any Bank arising pursuant to the Loan Papers or pursuant to any Hedge Agreement or Hedge Transaction entered into with any Bank or any Affiliate of any Bank, and all interest accrued thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.
     “Oil and Gas Hedge Transaction” means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons.
     “Operating” means Denbury Operating Company, a Delaware corporation, which is a wholly owned Subsidiary of Parent.
     “Outstanding Credit” means, on any date, the sum of (a) the aggregate outstanding Letter of Credit Exposure on such date including the Letter of Credit Exposure attributable to Letters of Credit to be issued on such date, plus (b) the aggregate outstanding principal balance of the Revolving Loan on such date, including the amount of any Borrowing to be made on such date.
     “Parent” means Denbury Resources Inc., a Delaware corporation.
     “Parent Pledge Agreement” means a Pledge Agreement substantially in the form of Exhibit D attached hereto (with applicable conforming changes) to be executed by Parent pursuant to which Parent shall pledge to Administrative Agent, for the ratable benefit of Banks, all of the issued and outstanding Equity owned by Parent of each Subsidiary of Parent described therein to secure the Obligations.
     “Participant” has the meaning given such term in Section 15.10(b).
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Permitted Encumbrances” means with respect to any asset:
(a)	Liens securing the Obligations;

(b)	minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or the operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, but not be limited to, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Credit Party that are customarily granted in the oil and gas industry;

(c)	inchoate statutory or operators’ Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests which are not delinquent (except to the extent permitted by Section 9.7);

(d)	mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising by operation of Law in the ordinary course of business which are not delinquent (except to the extent permitted by Section 9.7);

(e)	Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 9.7;

(f)	lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(g)	“Permitted Encumbrances” as that term is defined in the Existing Mortgages;

(h)	Liens granted pursuant to the express terms of any Genesis Transaction Document; provided, however, that no Lien permitted under this clause (h) will extend to any Borrowing Base Property that constitutes a Proved Mineral Interest; and

(i)	Liens, charges and encumbrances upon Borrower’s assets, other than Proved Mineral Interests, which in the aggregate, do not have a value in excess of $5,000,000.
     “Permitted Genesis VPP Transactions” means, collectively, (i) the Prior Genesis VPP Transactions, and (ii) any additional transaction entered into between Borrower and Genesis after the date hereof for the purchase and sale of carbon dioxide volumetric production payments, if, with respect to this clause (ii), each of the following conditions is met:
(a)	no Default, Event of Default or Borrowing Base Deficiency then exists or would result therefrom;

(b)	such transaction is on substantially similar terms, and pursuant to substantially similar Genesis Transaction Documents, as the Prior Genesis VPP Transactions;

(c)	such transaction is as favorable to Borrower as could be obtained in an arm’s length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices;

(d)	at least five (5) Domestic Business Days prior to the date of the consummation of the proposed transaction, Borrower shall have delivered to Administrative Agent (i) all material documents, instruments and agreements to be entered into in connection with such proposed transaction, each of which shall be in substantially final form, and (ii) a certificate signed by an Authorized Officer of Borrower certifying that such transaction complies with this definition;

(e)	Borrower shall have provided Administrative Agent with copies of resolutions and comparable authorizations approving such transaction, accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower certifying that such copies are true and correct;

(f)	as soon as reasonably practicable, but in any event no later than two (2) Domestic Business Days after the applicable transaction is consummated, Borrower shall have provided Administrative Agent with fully executed copies of each of the material documents, instruments and agreements entered into in connection with such transaction, together with a certificate from an Authorized Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof;

(g)	Administrative Agent shall have been provided with such other documents, instruments and agreements as Administrative Agent may reasonably request in connection with such transaction; and

(h)	the aggregate consideration paid or to be paid in such transaction or transactions shall not exceed an amount equal to $20,000,000 in the aggregate during the term of this Agreement.
     “Permitted Investments” means (a) readily marketable direct obligations of the United States of America (or investments in mutual funds or similar funds which invest solely in such obligations), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor’s Corporation or Moody’s Investors Service, (d) Investments by any Credit Party in a Subsidiary of Parent that has provided a Facility Guaranty and the Equity of which has been pledged to Administrative Agent pursuant to a Parent Pledge Agreement or a Subsidiary Pledge Agreement, and (e) other Investments; provided, that, the aggregate amount of all other Investments made pursuant to this clause (e) outstanding at any time shall not exceed $10,000,000 (measured on a cost basis).

     “Permitted Revenue Bond Debt” means, collectively, (i) Debt evidenced by the 2005 Bond Loan Agreement, and (ii) any additional Debt of Borrower or any of its Restricted Subsidiaries evidenced by any Additional Permitted Revenue Bond Documents entered into in connection with an Additional Permitted Revenue Bond Transaction.
     “Permitted Subordinate Debt” means, collectively, (i) Debt of Borrower resulting from a single issue of Borrower’s 7.5% Senior Subordinated Notes Due 2013 in an aggregate outstanding principal balance of not greater than $225,000,000, and which Debt has been assumed by Parent as a co-obligor with Borrower pursuant to that certain First Supplemental Indenture, dated as of December 29, 2003, and (ii) Debt of Parent resulting from the single issue of Parent’s 7.5% Senior Subordinated Notes Due 2015 in an aggregate outstanding principal amount of not greater than $150,000,000.
     “Permitted Subordinate Debt Documents” means, collectively, the indentures, senior subordinated notes, all guarantees of any such notes, and all other agreements, documents or instruments executed and delivered by any Credit Party in connection with, or pursuant to, the issuance of Permitted Subordinate Debt.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Government Authority.
     “Plan” means an employee benefit plan within the meaning of section 3(3) of ERISA, and any other similar plan, policy or arrangement, including an employment contract, whether formal or informal and whether legally binding or not, under which any Credit Party or an ERISA Affiliate of a Credit Party has any current or future obligation or liability or under which any present or former employee of any Credit Party or an ERISA Affiliate of a Credit Party, or such present or former employee’s dependents or beneficiaries, has any current or future right to benefits resulting from the present or former employee’s employment relationship with any Credit Party or an ERISA Affiliate of a Credit Party.
     “Prime Rate” means the per annum rate of interest established from time to time by Administrative Agent as its prime rate, which rate may not be the lowest rate of interest charged by Administrative Agent to its customers.
     “Prior Genesis VPP Transactions” means, collectively, the transactions entered into between Borrower and Genesis prior to September 1, 2004, for the purchase and sale of carbon dioxide volumetric production payments, which transactions were approved by Existing Banks.
     “Proved Mineral Interests” means, collectively, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.
     “Proved Nonproducing Mineral Interests” means all Mineral Interests which constitute proved developed nonproducing reserves.
     “Proved Producing Mineral Interests” means all Mineral Interests which constitute proved developed producing reserves.

     “Proved Undeveloped Mineral Interests” means all Mineral Interests which constitute proved undeveloped reserves.
     “Purchasers” has the meaning given such term in Section 15.10(c).
     “Quarterly Date” means the last day of each March, June, September and December.
     “Recognized Value” means, with respect to the Borrowing Base Properties, the value which Administrative Agent, in its sole discretion, attributes to such Borrowing Base Properties based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Borrowing Base Properties.
     “Redetermination” means any Scheduled Redetermination or Special Redetermination.
     “Redetermination Date” means (a) with respect to any Scheduled Redetermination, each October 1 and April 1, commencing April 1, 2007, and (b) with respect to any Special Redetermination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Redetermination.
     “Register” has the meaning given such term in Section 15.10(c)(iv).
     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.
     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.
     “Request for Borrowing” has the meaning set forth in Section 3.2(a).
     “Request for Letter of Credit” has the meaning set forth in Section 3.3(a).
     “Required Banks” means Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.
     “Reserve Report” means an unsuperseded engineering analysis of the Mineral Interests owned by any Credit Party, in form and substance reasonably acceptable to Required Banks, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by February 28 of each year pursuant to Section 5.1 shall be prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by either (i) the Approved Petroleum Engineer, or (ii) Borrower’s in-house staff. Notwithstanding the foregoing, in connection with any Special Redetermination requested by Borrower, the Reserve Report shall be in form and scope mutually acceptable to Borrower and Required Banks. Until superseded, the Existing Reserve Report shall be considered the Reserve Report.
     “Reserve Requirement” means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against in the case of Eurodollar Loans, “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.
     “Restricted Payment” means, with respect to any Person, (a) any Distribution by such Person, (b) any capital contribution, loan or advance by any Credit Party to any Unrestricted Subsidiary, (c) the issuance of a Guarantee by any Credit Party with respect to any Debt or other obligation of any Unrestricted Subsidiary, (d) the retirement, redemption, defeasance, repurchase or prepayment prior to scheduled maturity by such Person or any Affiliate of such Person of any Debt of such Person, or (e) except as otherwise approved by Required Banks, the retirement, redemption or payment by Parent, Borrower or any affiliate of Parent of any part of the principal of the Permitted Subordinate Debt at any time prior to the termination of all Commitments and the payment and performance in full of the Obligations.
     “Restricted Subsidiary” means, as of the date hereof, Operating, Marine, TRF and DG&M. “Restricted Subsidiary” shall also refer to any other Subsidiary or Indirect Subsidiary of Parent which Parent and Borrower hereafter designate as a “Restricted Subsidiary;” provided, that no Subsidiary or Indirect Subsidiary of Parent will be a Restricted Subsidiary unless (a) one hundred percent (100%) of its issued and outstanding Equity has been pledged to Administrative Agent to secure the Obligations pursuant to a Parent Pledge Agreement or a Subsidiary Pledge Agreement, and (b) it has executed a Facility Guaranty.
     “Revolving Loan” means the revolving credit loan in an amount outstanding at any time not to exceed the amount of the Total Commitment then in effect less the amount of the Letter Credit Exposure then outstanding to be made by Banks to Borrower in accordance with Section 3.1 hereof. The Revolving Loan may be comprised of the Base Rate Loan and one or more Eurodollar Loans as Borrower may select in a Request for Borrowing or a Notice of Continuation or Conversion.
     “Schedule” means a “schedule” attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.
     “Scheduled Redetermination” means any Redetermination of the Borrowing Base pursuant to Section 5.2.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Section” refers to a “section” or “subsection” of this Agreement unless specifically indicated otherwise.
     “Sole Lead Arranger” means JPMSI, in its capacity as sole lead arranger for the credit facility hereunder or any successor thereto.

     “Special Redetermination” means any Redetermination of the Borrowing Base pursuant to Section 5.3.
     “Subsidiary” means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term “Subsidiary” shall include Subsidiaries of Subsidiaries (and so on).
     “Subsidiary Pledge Agreement” means a Pledge Agreement substantially in the form of Exhibit E attached hereto (with applicable conforming changes) which may be executed by each existing and/or future Subsidiary of Parent to the extent such Subsidiary owns any outstanding Equity of any other Subsidiary (for purposes of this definition and Section 6.1(d) hereof, such Subsidiary is referred to herein and therein as an “Indirect Subsidiary”), pursuant to which such Indirect Subsidiary shall pledge to Administrative Agent, for the ratable benefit of Banks, all of the issued and outstanding Equity owned by such Indirect Subsidiary of each Subsidiary of such Indirect Subsidiary described therein to secure the Obligations.
     “Syndication Agent” means Calyon New York Branch or Fortis Capital Corp., in its capacity as Syndication Agent for Banks hereunder or any successor thereto, and “Syndication Agents” means Calyon New York Branch and Fortis Capital Corp., collectively, in their capacities as Syndication Agents for Banks hereunder.
     “Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any Governmental Authority. “Tax” means any one of the foregoing.
     “Termination Date” means September 14, 2011.
     “Total Commitment” means the aggregate Commitments of all Banks as such amount may be reduced or increased from time to time pursuant to the terms hereof; provided, that, the Total Commitment shall never exceed the lesser of (i) the Borrowing Base then in effect, or (ii) the Maximum Total Commitment Amount.
     “Transferee” has the meaning given such term in Section 15.10(d).
     “TRF” means Tuscaloosa Royalty Fund LLC, a Mississippi limited liability company, which is a wholly owned Subsidiary of Operating.
     “Type” means, with reference to a Revolving Loan, the characterization of such Revolving Loan as the Base Rate Loan or a Eurodollar Loan based on the method by which the accrual of interest on such Revolving Loan is calculated.
     “Unproved Reserves” means Mineral Interests which do not constitute Proved Mineral Interests.

     “Unrestricted Subsidiary” means any Subsidiary or Indirect Subsidiary of Parent which is not a Restricted Subsidiary, and shall include, without limitation, Genesis Energy.
     Section 2.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be expressed in U.S. dollars and shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Parent and its Consolidated Subsidiaries delivered to Banks except for changes concurred in by Parent’s independent certified public accountants and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Section 9.1(a) or Section 9.1(b); provided, that, unless Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article XI are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.
     Section 2.3 Petroleum Terms. As used herein, the terms “proved reserves,” “proved developed reserves,” “proved developed producing reserves,” “proved developed nonproducing reserves,” and “proved undeveloped reserves” have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.
     Section 2.4 Money. Unless expressly stipulated otherwise, all references herein to “dollars,” “money,” “funds,” “payments,” “prepayments” or similar financial or monetary terms, are references to currency of the United States of America.
ARTICLE III
THE CREDIT
     Section 3.1 Commitments.
          (a) Each Bank severally agrees, subject to Section 3.1(c), Section 7.1 and Section 7.2 and the other terms and conditions set forth in this Agreement, to lend to Borrower from time to time prior to the Termination Date amounts requested by Borrower not to exceed in the aggregate at any one time outstanding, the amount of such Bank’s Commitment reduced by an amount equal to such Bank’s Letter of Credit Exposure. Each Borrowing shall be (i) in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 (except that any Base Rate Borrowing may be in an amount equal to the Availability at such time), and (ii) made from the Banks ratably in accordance with their respective Commitment Percentages. Subject to the foregoing limitations and the other provisions of this Agreement, prior to the Termination Date Borrower may borrow under this Section 3.1(a), repay amounts borrowed and request new Borrowings to be made under this Section 3.1(a). The Total Commitment as of the Closing Date is the Initial Total Commitment.
          (b) Administrative Agent, or such Bank designated by Administrative Agent which (without obligation to do so) consents to the same (“Letter of Credit Issuer”) will, from time to time prior to the date which is five (5) Domestic Business Days prior to the Termination

Date, upon request by Borrower, issue Letters of Credit for the account of Borrower or any Restricted Subsidiary designated by Borrower, so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed ten percent (10%) of the Borrowing Base then in effect (provided, that, in no event shall such sum exceed the Total Commitment then in effect), and (ii) Borrower would be entitled to a Borrowing under Section 3.1(a) and Section 3.1(c) in the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower (and any Restricted Subsidiary for whose account such Letter of Credit is being issued) shall execute and deliver to Letter of Credit Issuer, Letter of Credit Issuer’s customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $10,000 and shall be in form and substance acceptable to Letter of Credit Issuer. No Letter of Credit shall have an expiration date later than the earlier of (1) one (1) year after the Termination Date, or (2) one (1) year from the date of issuance (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension). Upon the date of issuance of a Letter of Credit, Letter of Credit Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Letter of Credit Issuer, a non recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank’s Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, but not less often than quarterly, Administrative Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the beneficiary and expiration date of each such Letter of Credit, each Bank’s percentage of each such Letter of Credit and the actual dollar amount of each Bank’s participation held by Letter of Credit Issuer thereof for such Bank’s account and risk. At the time of issuance of each Letter of Credit, Borrower shall pay to Administrative Agent in respect of such Letter of Credit a) the applicable Letter of Credit Fee, and b) the applicable Letter of Credit Fronting Fee. Administrative Agent shall distribute the Letter of Credit Fee payable upon the issuance of each Letter of Credit to Banks in accordance with their respective Commitment Percentages, and Administrative Agent shall distribute the Letter of Credit Fronting Fee to Letter of Credit Issuer for its own account. Any 1) material amendment or modification, or 2) renewal or extension of any Letter of Credit shall be deemed to be the issuance of a new Letter of Credit for purposes of this Section 3.1(b). Notwithstanding anything to the contrary contained herein, Borrower shall pay to Administrative Agent in connection with the issuance of each Letter of Credit and/or any amendment or modification of any nature to any existing Letter of Credit, Administrative Agent’s usual and customary fees for the issuance of, amendments or modifications to, and processing of, Letters of Credit.
     Immediately upon the occurrence of an Event of Default and the acceleration of the Obligations hereunder, and also on the date which is five (5) Domestic Business Days prior to the Termination Date, Borrower shall deposit with Administrative Agent cash in such amounts as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks; provided, that, in the case of any of the Events of Default specified in Section 12.1(g) or Section 12.1(h), an amount equal to the aggregate existing Letter of Credit Exposure of all Banks shall be due and payable without any notice to Borrower or any other act by Administrative Agent or any Bank. Any amounts so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver (and cause each other Credit Party to execute and deliver) such security agreements in form and substance satisfactory to Administrative Agent which Administrative Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such cash to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and no Bank has any obligation to lend or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrower any remaining cash deposited under this Section 3.1(b). Whenever Borrower is required to make deposits under this Section 3.1(b) and fails to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of any Credit Party, any guarantor or any other party liable for repayment of the Obligations.
     Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse each Letter of Credit Issuer immediately upon demand by such Letter of Credit Issuer, and in immediately available funds, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Letter of Credit Issuer from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Maximum Lawful Rate, or (ii) the Default Rate. The obligations of Borrower under this paragraph will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.
     Borrower shall be obligated to reimburse Letter of Credit Issuer upon demand for all amounts paid under Letters of Credit as set forth in the immediately preceding paragraph hereof; provided, however, if Borrower for any reason fails to reimburse Letter of Credit Issuer in full upon demand, Banks shall reimburse Letter of Credit Issuer in accordance with each Banks’ Commitment Percentage for amounts due and unpaid from Borrower as set forth hereinbelow; provided, however, that no such reimbursement made by Banks shall discharge Borrower’s obligations to reimburse Letter of Credit Issuer. All reimbursement amounts payable by any Bank under this Section 3.1(b) shall include interest thereon at the Federal Funds Rate, from the date of the payment of such amounts by Letter of Credit Issuer to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Papers.
     Borrower shall indemnify and hold Administrative Agent, Letter of Credit Issuer and each Bank, and their respective officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against any or such indemnified party in connection with actions taken under Letters of Credit or in connection therewith (including losses resulting from the negligence of any or such indemnified party), and shall pay each indemnified party for reasonable fees of attorneys and legal costs paid or incurred by each indemnified party in connection with any matter related to Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or willful misconduct of such indemnified party, IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE. If Borrower for any reason fails to indemnify or pay such indemnified party as set forth herein in full, Banks shall indemnify and pay such indemnified party upon demand, in accordance with each Bank’s Commitment Percentage of such amounts due and unpaid from Borrower; provided, however, that, no such payment made by Banks shall discharge Borrower’s obligation to indemnify or pay such indemnified party in accordance with the terms hereof. The provisions of this paragraph shall survive the termination of this Agreement.
     Neither Administrative Agent nor any other Letter of Credit Issuer makes any representation or warranty, nor assumes any responsibility with respect to the validity, legality, sufficiency or enforceability of any letter of credit application executed and delivered in connection with any Letter of Credit issued hereunder or any document relative thereto or to the collectibility thereunder. Neither Administrative Agent nor any other Letter of Credit Issuer assumes any responsibility for the financial condition of Borrower or for the performance of any obligation of Borrower. Administrative Agent and each other Letter of Credit Issuer may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any letter of credit application. FURTHERMORE, EXCEPT AS SET FORTH HEREIN, NEITHER ADMINISTRATIVE AGENT NOR ANY OTHER LETTER OF CREDIT ISSUER SHALL BE UNDER ANY LIABILITY TO ANY BANK, WITH RESPECT TO ANYTHING ADMINISTRATIVE AGENT OR ANY SUCH LETTER OF CREDIT ISSUER MAY DO OR REFRAIN FROM DOING IN THE EXERCISE OF ITS JUDGMENT, THE SOLE LIABILITY AND RESPONSIBILITY OF ADMINISTRATIVE AGENT AND SUCH LETTER OF CREDIT ISSUER BEING TO HANDLE EACH BANK’S SHARE ON AS FAVORABLE A BASIS AS ADMINISTRATIVE AGENT OR SUCH LETTER OF CREDIT ISSUER HANDLES ITS OWN SHARE. NEITHER ADMINISTRATIVE AGENT NOR ANY OTHER LETTER OF CREDIT ISSUER SHALL HAVE ANY DUTIES OR RESPONSIBILITIES EXCEPT THOSE EXPRESSLY SET FORTH HEREIN AND THOSE DUTIES AND LIABILITIES SHALL BE SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH HEREIN. FURTHERMORE, NEITHER ADMINISTRATIVE AGENT, ANY LETTER OF CREDIT ISSUER, NOR ANY OF THEIR DIRECTORS, OFFICERS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED (WHETHER OR NOT SUCH ACTION TAKEN OR OMITTED IS EXPRESSLY SET FORTH HEREIN) UNDER OR IN CONNECTION HEREWITH OR UNDER ANY OTHER INSTRUMENT OR DOCUMENT IN CONNECTION HEREWITH, EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Neither Administrative Agent nor any other Letter of Credit Issuer shall incur any liability to any Bank, Borrower, or any Affiliate of any Bank or Borrower, in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent or such Letter of Credit Issuer to be genuine or authentic and to be signed by the proper party.
          (c) No Bank will be obligated to lend to Borrower hereunder or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit hereunder, in an amount which would cause, after giving effect to the making of any

Revolving Loan or issuance of any Letter of Credit (i) the sum of the aggregate principal balance of such Bank’s Revolving Loans on such date plus its Commitment Percentage of the Letter of Credit Exposure on such date, to exceed its Commitment, or (ii) the Outstanding Credit to exceed the lesser of (A) the Borrowing Base then in effect, or (B) the Total Commitment then in effect. No Bank shall be obligated to fund Borrowings hereunder and Borrower shall not be entitled to Borrowings hereunder during the existence of a Borrowing Base Deficiency. Nothing in this Section 3.1(c) shall be deemed to limit any Bank’s obligation to reimburse any Letter of Credit Issuer with respect to its participation in Letters of Credit as a result of the drawing under any Letter of Credit pursuant to Section 3.1(b).
     Section 3.2 Method of Borrowing.
          (a) In order to request any Borrowing under Section 3.1, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) prior to 11:00 a.m. (Chicago, Illinois time), (i) on the Borrowing Date specified for a proposed Base Rate Borrowing, and (ii) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit F attached hereto, and shall specify:
     (A) the Borrowing Date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;
     (B) the aggregate amount of such Borrowing;
     (C) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and
     (D) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
          (b) Upon receipt of a Request for Borrowing, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower.
          (c) Not later than 12:00 noon (Chicago, Illinois time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in Federal or other funds immediately available in Chicago, Illinois to Administrative Agent at its address set forth on Schedule 2.1 hereto. Unless Administrative Agent determines that any applicable condition specified in Section 7.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrower at Administrative Agent’s aforesaid address.

     Section 3.3 Method of Requesting Letters of Credit.
          (a) In order to request any Letter of Credit hereunder, Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Letter of Credit (herein so called) prior to 12:00 noon (Chicago, Illinois time) at least three (3) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for Letter of Credit shall be substantially in the form of Exhibit G attached hereto, shall be accompanied by the applicable Letter of Credit Issuer’s duly completed and executed letter of credit application and agreement and shall specify:
          (i) the requested date for issuance of such Letter of Credit;
          (ii) the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and
          (iii) the purpose of such Letter of Credit.
          (b) Upon receipt of a Request for Letter of Credit, Administrative Agent shall promptly notify each Bank and the proposed Letter of Credit Issuer of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower.
          (c) No later than 12:00 noon (Chicago, Illinois time) on the date each Letter of Credit is requested, unless Administrative Agent or the applicable Letter of Credit Issuer determines that any applicable condition precedent set forth in Section 7.2 hereof has not been satisfied, Administrative Agent or such other applicable Letter of Credit Issuer will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.
     Section 3.4 Notes. Each Bank’s Commitment Percentage of the Revolving Loan shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank’s Commitment.
     Section 3.5 Interest Rates; Payments.
          (a) The principal amount of the Base Rate Loan outstanding from day to day shall bear interest at a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the applicable Base Rate in effect from day to day; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on the Base Rate Loan shall be payable as it accrues on each Quarterly Date, and on the Termination Date.
          (b) The principal amount of each Eurodollar Loan outstanding from day to day shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the applicable Adjusted Eurodollar Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of each Eurodollar Loan subject to an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on any portion of the principal of each Eurodollar Loan subject to an Interest Period of six (6), nine (9), or twelve (12) months shall be payable on the last day of the Interest Period applicable thereto and on each Quarterly Date.
          (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 3.5, Borrower shall have the option of having all or any portion of the principal outstanding under the Revolving Loan be a Base Rate Loan or one (1) or more Eurodollar Loans, which shall bear interest at rates determined by reference to the Base Rate and the Adjusted Eurodollar Rate, respectively; provided, that each Eurodollar Loan shall be in a minimum amount of $2,000,000 and shall be in an amount which is an integral multiple of $500,000. Prior to the termination of each Interest Period with respect to each Eurodollar Loan, Borrower shall give written notice (a “Notice of Continuation or Conversion”) in the form of Exhibit H attached hereto to Administrative Agent of the Type of Loan which shall be applicable to the principal of such Eurodollar Loan upon the expiration of such Interest Period. Such Notice of Continuation or Conversion shall be given to Administrative Agent at least one (1) Domestic Business Day, in the case of a Base Rate Loan selection and three (3) Eurodollar Business Days, in the case of a Eurodollar Loan selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Eurodollar Loan, such Notice of Continuation or Conversion shall also specify the length of the succeeding Interest Period (subject to the provisions of the definition of such term) selected by Borrower. Each Notice of Continuation or Conversion shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Notice of Continuation or Conversion shall not have been timely received by Administrative Agent, Borrower shall be deemed to have elected that the principal of the Eurodollar Loan subject to the Interest Period then expiring be Converted to the Base Rate Loan upon the expiration of such Interest Period and Borrower will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 3.5(c) on the amount and number of Eurodollar Loans, Borrower shall have the right to Convert all or any part of the Base Rate Loan to a Eurodollar Loan by giving Administrative Agent a Notice of Continuation or Conversion of such election at least three (3) Eurodollar Business Days prior to the date on which Borrower elects to make such Conversion (a “Conversion Date”). The Conversion Date selected by Borrower shall be a Eurodollar Business Day. Notwithstanding anything in this Section 3.5 to the contrary, no portion of the principal of the Base Rate Loan may be Converted to a Eurodollar Loan and no Eurodollar Loan may be Continued as such when any Default or Event of Default has occurred and is continuing, but each such Eurodollar Loan shall be automatically Converted to the Base Rate Loan on the last day of each applicable Interest Period. Borrower shall not be permitted to have more than seven (7) Eurodollar Loans in effect at any time.
          (d) Notwithstanding anything to the contrary set forth in Section 3.5(a) or Section 3.5(b) above, after the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Revolving Loan, and to the extent permitted by Law, on the accrued but unpaid interest on the Revolving Loan and all other Obligations from the period from and including the occurrence of such Event of Default to but excluding the date the same is remedied at a rate per annum equal to the lesser of (i) the Default Rate, and (ii) the Maximum Lawful Rate.
          (e) Administrative Agent shall determine each interest rate applicable to the Revolving Loan in accordance with the terms hereof. Administrative Agent shall promptly notify Borrower and Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
          (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate or the Eurodollar Rate hereunder (the “contract rate”) is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Revolving Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by Law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.
          (g) Interest payable hereunder on each Eurodollar Loan shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable hereunder on the Base Rate Loan shall be computed based on the actual number of days elapsed assuming that each calendar year consisted of 365 days (or 366 days in a leap year).
     Section 3.6 Mandatory Prepayments. Upon the occurrence of any Borrowing Base Deficiency, Borrower shall make the mandatory prepayments of the Revolving Loan required by Section 5.4 hereof. Additionally, if at any time the Outstanding Credit is in excess of the Total Commitment (as used in this Section 3.6, a “deficiency”), Borrower shall immediately make a principal payment on the Revolving Loan sufficient to cause the principal balance of the Revolving Loan then outstanding to be equal to or less than the Total Commitment then in effect. If a deficiency cannot be eliminated pursuant to this Section 3.6 by prepayment of the Revolving Loan (as a result of outstanding Letter of Credit Exposure), Borrower shall also deposit cash with Administrative Agent, to be held by Administrative Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by Section 3.1(b).
     Section 3.7 Voluntary Prepayments. Borrower may, subject to Section 14.5 and the other provisions of this Agreement, prepay the principal of the Revolving Loan in whole or in part. Any partial prepayment shall be in a minimum amount of $500,000 and shall be in an integral multiple of $100,000.
     Section 3.8 Voluntary Reduction of Commitments. Borrower may, by notice to Administrative Agent five (5) Domestic Business Days prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $5,000,000 and in an amount which is an integral multiple of $1,000,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Revolving Loan in an amount sufficient to cause the principal balance of the Revolving Loan then outstanding to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the aggregate Letter of Credit Exposure of all Banks.
     Section 3.9 Termination of Commitments; Final Maturity of Revolving Loan. The Total Commitment (and the Commitment of each Bank) shall terminate, and the entire outstanding principal balance of the Revolving Loan, all interest accrued thereon, all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full on the Termination Date.
     Section 3.10 Voluntary Increase of Total Commitment. So long as no Default or Event of Default has occurred and is continuing, and so long as no Borrowing Base Deficiency exists, Borrower shall have the right to increase the Total Commitment by increasing the existing Commitments and/or obtaining additional Commitments (the amount of such increase is herein called the “Commitment Increase”), either from (a) one or more of the Banks, or (b) another financial institution; provided, that (i) Borrower shall have notified Administrative Agent (which shall promptly deliver a copy to each Bank) in writing of the amount of the Commitment Increase, (ii) each Bank shall have had the option to increase its Commitment up to its pro rata share (such pro rata share to be computed prior to the addition of any new Bank under the terms of this Section 3.10 and Section 15.10(f) hereof) of the Commitment Increase within ten (10) Domestic Business Days following receipt of notice from Administrative Agent pursuant to clause (i) above, (iii) Administrative Agent shall have approved any new Bank (such approval not to be unreasonably withheld after giving effect to the terms of clause (ii) hereof), (iv) any such new Bank shall have assumed all of the rights and obligations of a “Bank” hereunder, (v) the procedure described in Section 15.10(f) shall have been complied with, (vi) first and prior Liens (subject only to Permitted Encumbrances) shall have been created by Mortgages in favor of Administrative Agent encumbering Borrowing Base Properties comprising the Minimum Collateral Amount after giving effect to the Commitment Increase, and (vii) after giving effect to the Commitment Increase, the Total Commitment shall not exceed the Borrowing Base then in effect. Notwithstanding anything to the contrary contained herein, the Commitment of any Bank may not be increased without the prior written consent of such Bank.
     Section 3.11 Application of Payments. Each repayment pursuant to Section 3.6, Section 3.7, Section 3.8, Section 3.9 and Section 5.4 shall be made together with accrued interest on the amount repaid to the date of payment, and shall be applied in accordance with Section 4.2 and the other provisions of this Agreement.
     Section 3.12 Commitment Fee. On the Termination Date, on each Quarterly Date prior to the Termination Date, and, in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank’s Commitment Percentage, a commitment fee equal to the Commitment Fee Percentage in effect from day to day (applied on a per annum basis and computed on the basis of actual days elapsed and as if each calendar year consisted of 365 days (or 366 days in a leap year)) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on the date such payment is due.
     Section 3.13 Agency and other Fees. Borrower shall pay to Administrative Agent and its Affiliates such other fees and amounts as Borrower shall be required to pay to Administrative

Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and Administrative Agent or such Affiliates. Such fees and other amounts shall be retained by Administrative Agent and its Affiliates, and no Bank (other than JPMorgan) shall have any interest therein. Administrative Agent may disburse any fees paid to Administrative Agent and its Affiliates pursuant to this Section 3.13 in any manner Administrative Agent desires in its sole discretion.
ARTICLE IV
GENERAL PROVISIONS
     Section 4.1 Delivery and Endorsement of Notes. On the Closing Date, Administrative Agent shall deliver to each Bank the Note payable to such Bank. Each Bank may endorse (and prior to any transfer of its Note shall endorse) on the schedules attached and forming a part thereof appropriate notations to evidence the date and amount of its Commitment Percentage of each Borrowing, the Interest Period applicable thereto, and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure by any Bank to so endorse its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Note together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Note and to attach to and make a part of any such Note a continuation of any such schedule as required.
     Section 4.2 General Provisions as to Payments.
          (a) Borrower shall make each payment of principal of, and interest on, the Revolving Loan, and all fees payable hereunder shall be paid, not later than 12:00 noon (Chicago, Illinois time) on the date when due, in Federal or other funds immediately available in Chicago, Illinois, to Administrative Agent at its address set forth on Schedule 2.1 hereto, without defense, set-off, deduction or counterclaim. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 10:00 a.m. (Chicago, Illinois time), and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, the Base Rate Loan or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any portion of any Eurodollar Loan shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the provisions of the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Administrative Agent to charge from time to time against Borrower’s accounts with Administrative Agent any amount then due.
          (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Revolving Loan shall be applied first to Eurodollar Loans outstanding with Interest Periods ending on the date of such payment, then to the Base Rate Loan, and then to Eurodollar Loans next maturing until such principal payment is fully applied.

          (c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of any Credit Party under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to Section 3.13, fifth to the payment of any unpaid fees required pursuant to Section 3.1(b) and Section 3.12, sixth, to the payment of all accrued but unpaid interest, seventh, to the payment to each Bank (and/or its Affiliates) of its Commitment Percentage of the outstanding principal of the Revolving Loan and to satisfy all obligations and liabilities then due under Hedge Agreements, such payments to be made pro rata to each Bank (and/or its Affiliates) owed such Obligations in proportion to all such payments owed to all Banks (and/or its Affiliates) in respect of such Obligations, and eighth, to establish the deposits required in Section 3.1(b). All payments received by a Bank after the occurrence of an Event of Default for application to the principal of the Revolving Loan shall be applied by such Bank in the manner provided in Section 4.2(b).
ARTICLE V
BORROWING BASE
     Section 5.1 Reserve Report; Proposed Borrowing Base. The aggregate amount of credit available to Borrower under this Agreement shall be limited by a Borrowing Base (herein so called) which shall be determined by Banks at the times and in accordance with the standards and procedures set forth in this Article V. As soon as available and in any event by February 28 and August 31 of each year commencing February 28, 2007, Borrower shall deliver to Administrative Agent and each Bank a Reserve Report prepared as of the immediately preceding December 31 and June 30 respectively. Simultaneously with the delivery to Administrative Agent and each Bank of each Reserve Report, Borrower shall notify Administrative Agent and each Bank of the amount of the Borrowing Base which Borrower requests become effective on the next Redetermination Date (or such date promptly following such Redetermination Date as Required Banks shall elect).
     Section 5.2 Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Reports made available to Banks pursuant to Section 5.1, Banks shall redetermine the Borrowing Base on or prior to the next Redetermination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to Banks). Any Borrowing Base which becomes effective as a result of any Redetermination of the Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Section 5.1 or Section 5.3 (as applicable), (b) such Borrowing Base shall not exceed the Maximum Total Commitment Amount, (c) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Redetermination, such Borrowing Base shall be approved by all Banks, and (d) to the extent such Borrowing Base represents a decrease in the Borrowing Base in effect prior to such Redetermination, or a reaffirmation of such prior Borrowing Base, such Borrowing Base shall be approved by Required Banks. Each Redetermination shall be made by Banks in their sole discretion. Without limiting such discretion, Parent and Borrower acknowledge and agree that Banks (i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons as they deem appropriate in their sole discretion, (ii) may make such assumptions regarding projected rates and quantities of future production of Hydrocarbons from the Mineral Interests owned by Borrower as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of the Credit Parties, (iv) are not required to consider any asset other than Proved Mineral Interests owned by Borrower which are subject to first and prior Liens in favor of Administrative Agent for the ratable benefit of Banks to the extent required by Section 6.1 hereof, and (v) may make such other assumptions, considerations and exclusions as Banks deem appropriate in the exercise of their sole discretion. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate in the exercise of its sole discretion and shall have no obligation in connection with any Redetermination to approve any increase from the Borrowing Base in effect prior to such Redetermination. Promptly following any Redetermination of the Borrowing Base, Administrative Agent shall notify Borrower of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination.
     Section 5.3 Special Redetermination.
          (a) In addition to Scheduled Redeterminations, Borrower and Required Banks shall each be permitted to request a Special Redetermination of the Borrowing Base once in each Fiscal Year. Any request by Required Banks pursuant to this Section 5.3(a) shall be submitted to Administrative Agent and Borrower. Any request by Borrower pursuant to this Section 5.3(a) shall be submitted to Administrative Agent and each Bank and at the time of such request Borrower shall (i) deliver to Administrative Agent and each Bank a Reserve Report, and (ii) also notify Administrative Agent and each Bank of the Borrowing Base requested by Borrower in connection with such Special Redetermination.
          (b) Any Special Redetermination shall be made by Banks in accordance with the procedures and standards set forth in Section 5.2; provided, that, no Reserve Report will be required to be delivered to Administrative Agent and Banks in connection with any Special Redetermination requested by Required Banks pursuant to Section 5.3(a) above.
     Section 5.4 Borrowing Base Deficiency. To the extent a Borrowing Base Deficiency exists after giving effect to any Redetermination, Borrower shall be obligated to eliminate such Borrowing Base Deficiency over a period not to exceed six (6) months from the effective date of such Redetermination by making six (6) mandatory, equal, consecutive, monthly payments of principal on the Revolving Loan, each of which shall be in the amount of one sixth (1/6th) of such Borrowing Base Deficiency, or in the event that the remaining principal outstanding under the Revolving Loan is less than the Borrowing Base Deficiency, then in the amount of one sixth (1/6th) of the remaining principal outstanding under the Revolving Loan. The first of such six (6) payments shall be due on the thirtieth (30th) day following the effective date of each such Redetermination and each subsequent payment shall be due on the same day of each month thereafter (or if there is no corresponding day of any subsequent month, then on the last day of such month) (each such date is referred to herein as a “borrowing base deficiency payment date”). If a Borrowing Base Deficiency cannot be eliminated pursuant to this Section 5.4 by prepayment of the Revolving Loan in full (as a result of outstanding Letter of Credit Exposure), on each borrowing base deficiency payment date, Borrower shall also deposit cash with Administrative Agent, to be held by Administrative Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by Section 3.1(b), an amount at least equal to one sixth (1/6th) of the balance of such Borrowing Base Deficiency (i.e., one-sixth of the difference between the Borrowing Base Deficiency and the remaining outstanding principal under the Revolving Loan on the effective date of such Redetermination).
     Section 5.5 Initial Borrowing Base. Notwithstanding anything to the contrary contained herein, the Borrowing Base in effect during the period commencing on the Closing Date and ending on the effective date of the first Redetermination after the Closing Date shall be the Initial Borrowing Base.
ARTICLE VI
COLLATERAL AND GUARANTEES
     Section 6.1 Security.
          (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering (i) Borrowing Base Properties comprising the Minimum Collateral Amount, and (ii) prior to any Distributions being permitted to be made to any Restricted Subsidiary pursuant to the terms of Section 10.2(b) and/or the definition of “Permitted Investments,” all of the issued and outstanding Equity owned by Parent, Borrower and each Restricted Subsidiary of Borrower and each such Restricted Subsidiary. On the Closing Date, the Credit Parties (as applicable) shall deliver to Administrative Agent for the ratable benefit of each Bank, the Mortgages and Amendments to Mortgages in form and substance acceptable to Administrative Agent and duly executed by each such Credit Party (as applicable), together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 and UCC-3 financing statements (each duly authorized and executed, as applicable) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in the Borrowing Base Properties and other interests of any Credit Party required by this Section 6.1(a). Parent and Borrower hereby authorize Administrative Agent, and its agents, successors and assigns, to file any and all necessary financing statements under the Uniform Commercial Code, assignments or continuation statements as necessary from time to time (in Administrative Agent’s discretion) to perfect (or continue perfection of) the Liens granted pursuant to the Loan Papers.
          (b) On or before each Redetermination Date after the Closing Date and at such other times as Administrative Agent or Required Banks shall request, Parent, Borrower and each Restricted Subsidiary shall execute and deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Administrative Agent and duly executed by Parent, Borrower and any such Restricted Subsidiary (as applicable) together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.1(a) preceding with respect to the Borrowing Base Properties acquired by Parent, Borrower and each Restricted Subsidiary subsequent to the last date on which Parent, Borrower or any such Restricted Subsidiary was required to execute and deliver Mortgages pursuant to this Section 6.1(b), or which, for any other reason are not the subject of valid, enforceable, perfected first priority Liens (subject only to Permitted Encumbrances) in favor of Administrative Agent for the ratable benefit of Banks; provided, however, that nothing contained in this Section 6.1(b) shall be construed to require Liens covering and encumbering Borrowing Base Properties comprising more than the Minimum Collateral Amount.
          (c) At any time Parent, Borrower or any Restricted Subsidiary is required to execute and deliver Mortgages and/or Amendments to Mortgages to Administrative Agent pursuant to this Section 6.1, Borrower shall also deliver to Administrative Agent such opinions of counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) and other evidence of title as Administrative Agent shall deem necessary or appropriate to verify (i) Parent’s, Borrower’s or such Restricted Subsidiary’s title to the Borrowing Base Properties comprising the Minimum Collateral Amount which are subject to such Mortgages, and (ii) the validity, perfection and priority of the Liens created by such Mortgages (as amended by the Amendments to Mortgages, as applicable) and such other matters regarding such Mortgages as Administrative Agent shall reasonably request.
          (d) To the extent required or contemplated by the terms of Section 6.1(a)(ii), Section 10.2 and the definition of “Permitted Investments,” Parent, Operating, Borrower or any Indirect Subsidiary (as applicable) shall execute and deliver to Administrative Agent a Parent Pledge Agreement or a Subsidiary Pledge Agreement (as applicable) together with (i) all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity of Operating, Borrower and any such Restricted Subsidiary of every class owned by Parent or such Indirect Subsidiary (as applicable) which shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (ii) such UCC-1 financing statements as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.1(a)(ii) and Section 10.2 in the issued and outstanding Equity of Operating, Borrower and each such Restricted Subsidiary.
     Section 6.2 Guarantees. Payment and performance of the Obligations shall be fully guaranteed by Parent and, prior to any Distributions being permitted to be made to any Restricted Subsidiary pursuant to the terms of Section 10.2(b), each Restricted Subsidiary pursuant to a Facility Guaranty, and Parent and Borrower shall cause any such applicable Restricted Subsidiary to execute and deliver to Administrative Agent such Facility Guaranty.
ARTICLE VII
CONDITIONS PRECEDENT
     Section 7.1 Conditions to Amendment and Restatement and Initial Borrowing and Participation in Letter of Credit Exposure. The amendment and restatement of the Existing Credit Agreement on the terms set forth herein, and the obligation of each Bank to loan its Commitment Percentage of the initial Borrowing hereunder and the obligation of Administrative Agent to issue (or cause another Bank to issue) any Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions:

          (a) Closing Deliveries. Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and each Bank and each of which shall, unless otherwise indicated, be dated the Closing Date:
          (i) a Note payable to the order of each Bank, each in the amount of such Bank’s Commitment, duly executed by Borrower;
          (ii) the Mortgages and Amendments to Mortgages to be executed on the Closing Date pursuant to Section 6.1(a), duly executed and delivered by each Credit Party (as applicable), and such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 and UCC-3 financing statements, in form and substance satisfactory to Administrative Agent, creating first and prior Liens in the Borrowing Base Properties comprising the Minimum Collateral Amount;
          (iii) a Parent Pledge Agreement duly executed and delivered by Parent, together with (A) all certificates (or other evidence acceptable to Administrative Agent) evidencing one hundred percent (100%) of the issued and outstanding Equity of Operating and DG&M of every class, which certificates shall be duly endorsed or accompanied by appropriate stock powers (as applicable) executed in blank, and (B) such other agreements and writings, including, without limitation, UCC-1 and UCC-3 financing statements, in form and substance satisfactory to Administrative Agent;
          (iv) a Subsidiary Pledge Agreement duly executed and delivered by Operating, together with (A) all certificates (or other evidence acceptable to Administrative Agent) evidencing one hundred percent (100%) of the issued and outstanding Equity of Borrower, Marine and TRF of every class, which certificates shall be duly endorsed or accompanied by appropriate stock powers (as applicable) executed in blank, and (B) such other agreements and writings, including, without limitation, UCC-1 and UCC-3 financing statements, in form and substance satisfactory to Administrative Agent;
          (v) Facility Guarantees duly executed and delivered by Parent and each Restricted Subsidiary;
          (vi) such financing statements (including, without limitation, the financing statements referenced in subclause (ii) above) in form and substance acceptable to Administrative Agent and executed by each Credit Party (as applicable) as Administrative Agent shall specify to fully evidence and perfect all Liens contemplated by the Loan Papers, all of which shall be filed of record in such jurisdictions as Administrative Agent shall require in its sole discretion;
          (vii) a copy of the articles or certificate of incorporation, certificate of organization, or comparable charter documents, and all amendments thereto, of each Credit Party accompanied by a certificate that such copy is true, correct and complete, and dated within ten (10) days of the Closing Date (or within such other period as acceptable to Administrative Agent), issued by the appropriate Governmental Authority of the jurisdiction of incorporation of each such Credit Party, and accompanied by a certificate of the Secretary or comparable Authorized Officer of each such Credit Party that such copy is true, correct and complete on the Closing Date;
          (viii) a copy of the bylaws, regulations or comparable charter documents, and all amendments thereto, of each Credit Party accompanied by a certificate of the Secretary or comparable Authorized Officer of each such Credit Party that such copy is true, correct and complete as of Closing Date;
          (ix) certain certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Administrative Agent has requested (or such other evidence satisfactory to Administrative Agent) relating to the existence of each Credit Party and to the effect that each such Credit Party is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;
          (x) a certificate of incumbency of all officers of each Credit Party who will be authorized to execute or attest to any Loan Paper, dated the Closing Date, executed by the Secretary or comparable Authorized Officer of each such Credit Party;
          (xi) copies of resolutions or comparable authorizations approving the Closing Transactions and Loan Papers, and authorizing the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Board of Directors (or comparable authority) of each Credit Party accompanied by certificates of the Secretary or comparable officer of each such Credit Party that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the bylaws or comparable charter documents of each such Credit Party, as applicable) by the unanimous written consent of the Board of Directors (or comparable authority) of each such Credit Party, as applicable, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date;
          (xii) an opinion of Jenkens & Gilchrist, P.C., special counsel for the Credit Parties dated the Closing Date, favorably opining as to the enforceability of each of the Loan Papers and otherwise in form and substance satisfactory to Administrative Agent and Banks;
          (xiii) an opinion of special Louisiana counsel for Administrative Agent dated the Closing Date, favorably opining as to the enforceability of the Existing Mortgages (as amended by the Amendments to Mortgages), the Mortgages and the Amendments to Mortgages in Louisiana and otherwise in form and substance satisfactory to Administrative Agent and Banks;
          (xiv) an opinion of special Mississippi counsel for Administrative Agent dated the Closing Date, favorably opining as to the enforceability of the Existing

Mortgages (as amended by the Amendments to Mortgages), the Mortgages and the Amendments to Mortgages in Mississippi and otherwise in form and substance satisfactory to Administrative Agent and Banks;
     (xv) a certificate signed by an Authorized Officer of Borrower stating that (A) the representations and warranties contained in this Agreement and the other Loan Papers are true and correct in all respects, (B) no Default or Event of Default has occurred and is continuing, and (C) all conditions set forth in this Section 7.1 and Section 7.2 have been satisfied;
     (xvi) a Certificate of Ownership Interests signed by an Authorized Officer of Borrower (after giving effect to the Closing Transactions) in the form of Exhibit I attached hereto; and
     (xvii) certificates from Borrower’s insurance broker setting forth the insurance maintained by Borrower, stating that such insurance is in full force and effect, that all premiums due have been paid and stating that such insurance is adequate and complies with the requirements of Section 9.6.
          (b) Closing Transactions. Subject only to the disbursement and application of the initial Borrowing, the Closing Transactions shall have occurred (or Administrative Agent shall be satisfied that such transactions will occur simultaneously with the Closing Date).
          (c) No Material Adverse Change. In the sole discretion of each Bank, no Material Adverse Change shall have occurred.
          (d) No Legal Prohibition. The transactions contemplated by this Agreement shall be permitted by applicable Law and regulation and shall not subject any Agent or any Bank to any material adverse change in its assets, liabilities, financial condition, operations or prospects or subject any Credit Party to a Material Adverse Change.
          (e) No Litigation. No litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity or enforceability of this Agreement, the other Loan Papers or the transactions contemplated hereby or thereby.
          (f) Closing Fees. Borrower shall have paid to Administrative Agent for the ratable benefit of each Bank, and shall have paid to Administrative Agent and its Affiliates (for its own account), the fees to be paid on the Closing Date pursuant to Section 3.13.
          (g) Organizational Structure. Each Bank shall be satisfied in its sole judgment with the organizational, capital, legal and management structure and tax liabilities of each Credit Party.
          (h) Other Matters. All matters related to this Agreement, the other Loan Papers, the Credit Parties, and the Closing Transactions shall be acceptable to each Bank in its sole discretion, and each Credit Party shall have delivered to Administrative Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Papers, the Credit Parties, and the Closing Transactions as Administrative Agent or any Bank shall request.
Upon satisfaction of each of the conditions set forth in this Section 7.1, Parent, Borrower and Administrative Agent shall execute the Certificate of Effectiveness. Upon the execution and delivery of the Certificate of Effectiveness, the Existing Credit Agreement shall automatically and completely be amended and restated on the terms set forth herein without necessity of any other action on the part of any Bank, any Agent, Parent or Borrower. Until execution and delivery of the Certificate of Effectiveness, the Existing Credit Agreement shall remain in full force and effect in accordance with its terms. Each Bank hereby authorizes Administrative Agent to execute the Certificate of Effectiveness on its behalf and acknowledges and agrees that the execution of the Certificate of Effectiveness by Administrative Agent shall be binding on each such Bank.
     Section 7.2 Conditions to Each Borrowing and each Letter of Credit. The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of any Letter of Credit Issuer to issue, extend, amend or renew any Letter of Credit on the date such Letter of Credit is to be issued, extended, amended or renewed is subject to the further satisfaction of the following conditions:
          (a) timely receipt by Administrative Agent of a Request for Borrowing or a Request for Letter of Credit (as applicable);
          (b) immediately before and after giving effect to such Borrowing or issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing and the funding of such Borrowing or the issuance of the requested Letter of Credit (as applicable) shall not cause a Default or Event of Default;
          (c) the representations and warranties of each Credit Party contained in this Agreement and the other Loan Papers shall be true and correct on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable);
          (d) the amount of the requested Borrowing or the amount of the requested Letter of Credit (as applicable) shall not exceed the Availability;
          (e) no Material Adverse Change shall have occurred; and
          (f) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) shall be permitted by applicable Law.
The funding of each Borrowing and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing and the date of issuance of each Letter of Credit as to the facts specified in Section 7.2(b) through Section 7.2(e).
     Section 7.3 Agreements Regarding Initial Borrowing. Parent, Borrower, Administrative Agent and each Bank acknowledge that all the proceeds of the initial Borrowing to be made on the Closing Date are to be applied to refinance in full all Obligations outstanding under and as defined in the Existing Credit Agreement (the “Refinancing Borrowing”). Administrative Agent and each Bank hereby waive the requirements of Section 3.2(a) and Section 7.2(a) with respect to the Refinancing Borrowing to the extent, but only to the extent, such Sections require the delivery of a Request for Borrowing as a condition precedent to the obligation of each Bank to loan its Commitment Percentage of each Borrowing. Each Bank, Administrative Agent, Parent and Borrower further acknowledge and agree that, notwithstanding the contrary provisions of Section 3.2(c), each Bank shall only be required to fund as part of such Refinancing Borrowing the remainder, if any (and as applicable), of (a) its Commitment Percentage of such Refinancing Borrowing, minus (b) the amount it is to receive as a result of the application of the proceeds of the Refinancing Borrowing to refinance all obligations outstanding under and as defined in the Existing Credit Agreement.
     Section 7.4 Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
     Parent and Borrower jointly and severally represent and warrant to Administrative Agent and each Bank that each of the following statements is true and correct on the date hereof (and after giving effect to the Closing Transactions), and will be true and correct on the occasion of each Borrowing, and the issuance of each Letter of Credit (except to the extent such representations and warranties are expressly made as of a particular date, in which event such representations and warranties shall be true and correct as of such date):
     Section 8.1 Corporate Existence and Power. Each Credit Party (a) is a corporation, partnership or limited liability company duly incorporated or organized (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, (b) has all corporate, partnership or limited liability company power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, partnership or limited liability company (as applicable) in each jurisdiction where a failure to be so qualified could have a Material Adverse Effect.
     Section 8.2 Credit Party and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Loan Papers by each Credit Party (to the extent each Credit Party is a party to this Agreement and such Loan Papers) are within such Credit Party’s corporate, partnership or limited liability company powers (as applicable), when executed will be duly authorized by all necessary corporate, partnership or limited liability company action (as applicable), require no action by or in respect of, or filing with, any Governmental Authority (including, without limitation, Bond Issuer) and do not contravene, or constitute a default under, any provision of applicable Law (including, without limitation, the Margin Regulations) or of the articles or certificate of incorporation, bylaws, regulations, partnership agreement or comparable charter documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument (including, without limitation, the Bond Documents and the Permitted Subordinate Debt Documents) binding upon any Credit Party or result in the creation or imposition of any Lien on any asset of any Credit Party other than the Liens securing the Obligations.
     Section 8.3 Binding Effect. This Agreement constitutes a valid and binding agreement of Parent and Borrower; the other Loan Papers when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Credit Party executing the same; and each Loan Paper is, or when executed and delivered, will be, enforceable against each Credit Party which executes the same in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.
     Section 8.4 Financial Information.
          (a) The Current Financials fairly present, in conformity with GAAP, the consolidated financial position of Parent and its consolidated results of operations and cash flows as of the dates and for the periods covered thereby.
          (b) The most recent annual audited consolidated balance sheet of Parent and the related consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to each Bank, fairly present, in conformity with GAAP, the consolidated financial position of Parent as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year.
          (c) The most recent quarterly unaudited consolidated balance sheet of Parent delivered to Banks, and the related unaudited consolidated statements of operations and cash flows for the portion of Parent’s Fiscal Year then ended, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 8.4(a), the consolidated financial position of Parent as of such date and its consolidated results of operations and cash flows for such portion of Parent’s Fiscal Year.
          (d) Except as disclosed in writing to Banks prior to the execution and delivery of this Agreement, since the date of Parent’s most recent annual and quarterly consolidated balance sheet and consolidated statements of operations and cash flow delivered to Banks, there has been no material adverse change in the assets, liabilities, financial position, results of operations or prospects of any Credit Party.
     Section 8.5 Litigation. Except for matters disclosed on Schedule 8.5 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of any Credit Party, threatened against or affecting any Credit Party before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which could in any manner draw into question the validity of the Loan Papers.
     Section 8.6 ERISA. No Credit Party nor any ERISA Affiliate of any Credit Party maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of section 412 of the Code or section 302 of ERISA. Each Plan maintained by any Credit Party or any ERISA Affiliate of any Credit Party is in compliance in all material respects with all applicable Laws. Except in such instances where an omission or failure would not have a Material Adverse Effect, (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, and (b) no Credit Party nor any ERISA Affiliate of any Credit Party has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of Parent’s or Borrower’s knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and no Credit Party nor any ERISA Affiliate of any Credit Party has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of any Credit Party having a Material Adverse Effect. Except in such instances where an omission or failure would not have a Material Adverse Effect, each Plan that is intended to be “qualified” within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. No Credit Party nor any ERISA Affiliate of any Credit Party has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which would result in liability of any Credit Party having a Material Adverse Effect. No Credit Party nor any ERISA Affiliate of any Credit Party maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not have a Material Adverse Effect. No Credit Party nor any ERISA Affiliate of any Credit Party maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.
     Section 8.7 Taxes and Filing of Tax Returns. Each Credit Party has filed all tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable, other than Taxes with respect to which a failure to pay would not have a Material Adverse Effect. No Credit Party knows of any proposed material Tax assessment against it and all Tax liabilities of each Credit Party are adequately provided for. Except as disclosed in writing to Banks prior to the date hereof, no income tax liability in excess of $500,000 of any Credit Party has been asserted by the Internal Revenue Service or other Governmental Authority for Taxes in excess of those already paid.
     Section 8.8 Ownership of Properties Generally. Each Credit Party has good and valid fee simple or leasehold title to all material properties and assets purported to be owned by it (excluding Mineral Interests), including, without limitation, all assets reflected in the balance sheets referred to in Section 8.4(a), Section 8.4(b) and Section 8.4(c) and all assets which are used by the Credit Parties in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Encumbrances.
     Section 8.9 Mineral Interests. Each Credit Party (as applicable) has good and defensible title to all Mineral Interests described in the Reserve Report, including, without limitation, all Borrowing Base Properties, free and clear of all Liens except Permitted Encumbrances and Immaterial Title Deficiencies. With the exception of Immaterial Title

Deficiencies, all such Mineral Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of such Credit Party’s Proved Mineral Interests, and with the exception of Immaterial Title Deficiencies, each Credit Party’s (as applicable) share of (a) the costs for each Proved Mineral Interest described in the Reserve Report is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations “working interests,” “WI,” “gross working interest,” “GWI,” or similar terms, and (b) production from, allocated to, or attributed to each such Proved Mineral Interest is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest,” “NRI,” or similar terms. Except in the case of wells which, in the aggregate, represent less than five percent (5%) of the production from the Proved Producing Mineral Interests described in the Reserve Report, each well drilled in respect of each Proved Producing Mineral Interest described in the Reserve Report (i) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and each Credit Party (as applicable) is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (ii) has been drilled, bottomed, completed, and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.
     Section 8.10 Licenses, Permits, Etc. Except as disclosed on Schedule 8.10 attached hereto, each Credit Party possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not have a Material Adverse Effect.
     Section 8.11 Compliance with Law. The business and operations of each Credit Party have been and are being conducted in accordance with all applicable Laws other than violations of Laws which do not (either individually or collectively) have a Material Adverse Effect.
     Section 8.12 Full Disclosure. All information heretofore furnished by each Credit Party to Administrative Agent or any Bank for purposes of or in connection with this Agreement, any Loan Paper, any transaction contemplated hereby or thereby, or the Closing Transactions is, and all such information hereafter furnished by or on behalf of any Credit Party to Administrative Agent or any Bank will be, true, complete and accurate in every material respect. The Credit Parties have disclosed or have caused to be disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to result in a Material Adverse Change.
     Section 8.13 Organizational Structure; Nature of Business. Parent is a holding company owning one hundred percent (100%) of the issued and outstanding Equity in Operating and DG&M. Parent has no direct, wholly-owned Subsidiaries other than Operating and DG&M. Marine, Borrower and TRF have no Subsidiaries. Operating is a holding company owning one hundred percent (100%) of the Equity in Marine, Borrower and TRF. Operating has no direct, wholly-owned Subsidiaries other than Marine, Borrower and TRF. Borrower is engaged only in the business of acquiring, exploring, developing and operating Mineral Interests and the production and marketing of Hydrocarbons therefrom. Marine is engaged only in the business of marine oil field services. DG&M is a holding company owning one hundred percent (100%) of the issued and outstanding Equity in Genesis Energy. TRF may, from time to time, temporarily hold unproved Mineral Interests to be transferred and conveyed to Borrower in due course. Schedule 8.13 attached hereto accurately reflects (a) the jurisdiction of incorporation or organization of each Credit Party, (b) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (c) the authorized, issued and outstanding Equity of each Credit Party, and (d) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase Equity of each Credit Party.
     Section 8.14 Environmental Matters. Except for matters disclosed on Schedule 9.10 attached hereto, no operation conducted by any Credit Party and no real or personal property now or previously owned or leased by any Credit Party (including, without limitation, any Credit Party’s Mineral Interests) and no operations conducted thereon, and to any Credit Party’s knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually nor in the aggregate will have a Material Adverse Effect. Except for matters disclosed on Schedule 9.10 attached hereto, no Credit Party, nor any such property nor operation is the subject of any existing, pending or, to any Credit Party’s knowledge, threatened Environmental Complaint which could, individually or in the aggregate, have a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, required to be obtained or filed in connection with the ownership of each tract of real property or operations of any Credit Party thereon and each item of personal property owned, leased or operated by any Credit Party, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have a Material Adverse Effect. All Hazardous Substances, generated at each tract of real property and by each item of personal property owned, leased or operated by any Credit Party have been transported, treated, and disposed of only by carriers or facilities maintaining valid permits under RCRA (as hereinafter defined) and all other Applicable Environmental Laws for the conduct of such activities except in such cases where the failure to obtain such permits would not, individually or in the aggregate, have a Material Adverse Effect. Except for matters disclosed on Schedule 9.10 attached hereto, there have been no Hazardous Discharges which were not in compliance with Applicable Environmental Laws other than Hazardous Discharge which would not, individually or in the aggregate, have a Material Adverse Effect. Except for matters disclosed on Schedule 9.10 attached hereto, no Credit Party has any contingent liability in connection with any Hazardous Discharge which could reasonably be expected to have a Material Adverse Effect. As used in this Section 8.14, the term “RCRA” shall mean the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984, as the same may be further amended and in effect from time to time.

     Section 8.15 Burdensome Obligations. No Credit Party, nor any of the properties of any Credit Party, is subject to any Law or any pending or threatened change of Law or subject to any restriction under its articles (or certificate) of incorporation, bylaws, regulations, partnership agreement or comparable charter documents or under any agreement or instrument to which any Credit Party or by which any Credit Party or any of its properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a Material Adverse Effect. Without limiting the foregoing, no Credit Party is a party to or bound by any agreement (other than the Loan Papers) or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of such Credit Party or any Restricted Subsidiary of any Credit Party to make Distributions.
     Section 8.16 Fiscal Year. Each of Parent’s and Borrower’s Fiscal Year is January 1 through December 31.
     Section 8.17 No Default. Neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement, the other Loan Papers, or the Closing Transactions.
     Section 8.18 Government Regulation. No Credit Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act (as either of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by such Credit Party of Debt, including, but not limited to Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.
     Section 8.19 Insider. No Credit Party is, and no Person having “control” (as that term is defined in 12 U.S.C. section 375(b) or regulations promulgated thereunder) of any Credit Party is an “executive officer,” “director” or “shareholder” of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.
     Section 8.20 Gas Balancing Agreements and Advance Payment Contracts. On the date of this Agreement, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Credit Party under Advance Payment Contracts (excluding the advance payment of carbon dioxide pursuant to the Permitted Genesis VPP Transactions) which have not been satisfied by delivery of production does not exceed $10,000,000.
     Section 8.21 Bond Documents. Borrower has provided (or will provide) to Administrative Agent a true and correct copy of each of the Bond Documents, including all amendments and modifications thereto (whether characterized as an amendment, modification, waiver, consent or similar document). No material rights or obligations of any party to any of the Bond Documents have been (or will be) waived and no party to any of the Bond Documents is (or will be) in default of its obligations or in breach of any representations or warranties made thereunder. Each of the Bond Documents is (or will be) a valid, binding and enforceable obligation of each party thereto in accordance with its terms and is in full force and effect. As used in this Agreement, the term “Obligations” shall include, without limitation, any and all obligations, indebtedness and liabilities owed by Borrower or any other Credit Party to Bond Purchaser (whether directly or as assignee of Bond Issuer) under the Bond Documents, which obligations, indebtedness and liabilities shall be secured by Liens on all property described as collateral security for the Obligations in accordance with and pursuant to the Mortgages and the other Loan Papers. Each representation and warranty made by Borrower and each other party in the Bond Documents is true and correct on the date hereof, and will be true and correct on the date of each Borrowing or issuance of a Letter of Credit.
ARTICLE IX
AFFIRMATIVE COVENANTS
     Parent and Borrower jointly and severally covenant and agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:
     Section 9.1 Information. Parent will deliver, or cause to be delivered, to each Bank:
          (a) as soon as available and in any event within ninety (90) days (or such shorter time as required to be filed with the SEC) after the end of each Fiscal Year, consolidated balance sheets of Parent as of the end of such Fiscal Year and the related consolidated statements of income and statements of cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Parent in accordance with GAAP and audited by a firm of independent public accountants of nationally recognized standing and acceptable to Administrative Agent; to the extent Parent’s Form of 10-K filed with the SEC for each Fiscal Year contains all information required by this Section 9.1(a), Parent may satisfy its obligations under this Section 9.1(a) for each Fiscal Year by delivering to Banks a copy of such Form 10-K for such Fiscal Year within one (1) Domestic Business Day of filing same with the SEC;
          (b) as soon as available and in any event within sixty (60) days (or such shorter time as required by the SEC) after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Parent as of the end of such Fiscal Quarter and the related consolidated statements of income and statements of cash flow for such quarter and for the portion of Parent’s Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Parent’s previous Fiscal Year; to the extent Parent’s Form 10-Q filed with the SEC for each Fiscal Quarter contains all information required by this Section 9.1(b), Parent may satisfy its obligations under this Section 9.1(b) for each Fiscal Quarter by delivering to Banks a copy of such Form 10-Q for such Fiscal Quarter within one (1) Domestic Business Day of filing same with the SEC. All financial statements delivered pursuant to this Section 9.1(b) shall be certified as to fairness of presentation, GAAP and consistency by a Financial Officer of Parent;
          (c) simultaneously with the delivery of each set of financial statements referred to in Section 9.1(a) and Section 9.1(b) a certificate of the principal executive and Financial Officer of Parent in the form of Exhibit J attached hereto, (i) setting forth in reasonable detail the calculations required to establish whether Parent was in compliance with the requirements of Article XI on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Parent or Borrower is taking or proposes to take with respect thereto, (iii) stating whether or not such financial statements fairly reflect in all material respects the results of operations and financial condition of Parent as of the date of the delivery of such financial statements and for the period covered thereby, (iv) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party is bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party is bound which have not been satisfied by delivery of production, if any, (v) setting forth a summary of the Hedge Transactions to which any Credit Party is a party on such date, and (vi) setting forth the other information described in Exhibit J attached hereto;
          (d) promptly upon the mailing thereof to the stockholders of any Credit Party generally, copies of all financial statements, reports and proxy statements so mailed;
          (e) without limiting Borrower’s obligations under Section 9.1(a) and Section 9.1(b), promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which any Credit Party shall have filed with the SEC;
          (f) promptly upon receipt of same, any notice or other information received by any Credit Party indicating (i) any potential, actual or alleged non-compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean up or any other remediation obligations or any other liability in excess of $5,000,000 in the aggregate; (ii) any threatened Hazardous Discharge which Hazardous Discharge would impose on any Credit Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean up and other remediation obligations or any other liability in excess of $5,000,000 in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $5,000,000 in the aggregate. Without limiting the foregoing, each Credit Party shall provide to Banks promptly upon receipt of same by any Credit Party copies of all environmental consultants or engineers reports received by any Credit Party which would render the representation and warranty contained in Section 8.14 untrue or inaccurate in any respect;
          (g) in the event any notification is provided to any Bank or Administrative Agent pursuant to Section 9.1(f) hereof or Administrative Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall within thirty (30) days of such request, cause to be furnished to Administrative Agent and each Bank a report by an environmental consulting firm acceptable to Administrative Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Administrative Agent and Required Banks) and detailing the findings, conclusions and recommendations of such consultant. Borrower shall bear all expenses and costs associated with such review and updates thereof;

          (h) immediately upon any Authorized Officer of any Credit Party becoming aware of the occurrence of any Default, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;
          (i) no later than February 28 and August 31 of each year, commencing February 28, 2007, reports of production volumes, revenue, expenses and product prices for all Borrowing Base Properties with a Recognized Value of $1,000,000 or more for the periods of six (6) months ending the preceding December 31 and June 30, respectively. Such reports shall be prepared on an accrual basis and shall be reported on a field by field basis;
          (j) promptly notify Banks of any Material Adverse Change;
          (k) promptly notify Banks of any material litigation involving any Credit Party; and
          (l) from time to time such additional information regarding the financial position or business of any Credit Party as Administrative Agent, at the request of any Bank, may reasonably request.
     Section 9.2 Business of Credit Parties. The sole business of Parent will continue to be (a) the issuance of equity and debt securities not prohibited pursuant to the provisions of this Agreement, (b) the ownership of one hundred percent (100%) of the issued and outstanding Equity of Operating and DG&M, and (c) activities reasonably related to the businesses of Parent described in the foregoing clauses (a) and (b), including, without limitation, activities necessary to comply with the reporting requirements of the Exchange Act, and with rules and regulations of applicable securities exchanges or which are otherwise incident to being a publicly traded company. The sole business of Operating will continue to be the ownership of one hundred percent (100%) of the issued and outstanding Equity of Marine, Borrower and TRF, and activities reasonably related thereto. The sole business of Borrower will continue to be the acquisition, exploration, development and operation of Mineral Interests, the production and marketing of Hydrocarbons therefrom, and activities reasonably related thereto. The sole business of Marine will continue to be marine oil field services. DG&M will remain a holding company owning one hundred percent (100%) of the issued and outstanding Equity in Genesis Energy. TRF may, from time to time, temporarily hold unproved Mineral Interests to be transferred and conveyed to Borrower in due course.
     Section 9.3 Maintenance of Existence. Parent and Borrower shall, and shall cause each other Credit Party to, at all times (a) maintain its corporate, partnership or limited liability company existence in its state of incorporation or organization, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could have a Material Adverse Effect; provided, that, TRF may dissolve at any time.
     Section 9.4 Title Data. In addition to the title information required by Section 6.1(c) hereof, Borrower shall, upon the request of Required Banks, cause to be delivered to Administrative Agent such title opinions and other information regarding title to Mineral

Interests owned by any Credit Party as are appropriate to determine the status thereof; provided, however, that, Banks may not require the Credit Parties to furnish title opinions (except pursuant to Section 6.1(c)) unless (a) an Event of Default shall have occurred and be continuing, or (b) Required Banks have reason to believe that there is a defect in or encumbrance upon any such Credit Party’s title to such Mineral Interests that is not a Permitted Encumbrance.
     Section 9.5 Right of Inspection. Parent and Borrower will permit, and will cause each other Credit Party to permit, any officer, employee or agent of Administrative Agent or of any Bank to visit and inspect any of the assets of any Credit Party, examine each Credit Party’s books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of each Credit Party with such Credit Party’s officers, accountants and auditors, all at such reasonable times and as often as Administrative Agent or any Bank may desire, all at the expense of Borrower.
     Section 9.6 Maintenance of Insurance. Parent and Borrower will, and will cause each other Credit Party to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated, including, without limitation, the following: (a) workmen’s compensation insurance; (b) employer’s liability insurance; (c) comprehensive general public liability and property damage insurance; (d) insurance against (other than losses or damage to property owned by any Credit Party which is self insured) losses customarily insured against as a result of damage by fire, lightning, hail, tornado, explosion and other similar risk; and (e) comprehensive automobile liability insurance. All loss payable clauses or provisions in all policies of insurance maintained by any Credit Party pursuant to this Section 9.6 shall be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Banks, as their interests may appear. Administrative Agent shall have the right, for the ratable benefit of Banks, to collect, and Parent and Borrower hereby assign to Administrative Agent for the ratable benefit of Banks (and hereby agrees to cause each other Credit Party to assign), any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of property which stands as security for the Obligations or any part thereof, and Administrative Agent may, at its election, either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Administrative Agent may elect or release same to the applicable Credit Party.
     Section 9.7 Payment of Taxes and Claims. Parent and Borrower will, and will cause each other Credit Party to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Parent or Borrower, and no part of the assets of any Restricted Subsidiary which would be material to Parent or Borrower, is subject to any pending levy or execution, (ii) Parent, Borrower, and any Restricted Subsidiary, as and to the extent required in accordance with GAAP, shall have set aside on their books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto, and (iii) Parent and Borrower have notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent.
     Section 9.8 Compliance with Laws and Documents. Parent and Borrower will, and will cause each other Credit Party to, comply with (a) all Laws, their respective certificates (or articles) of incorporation, bylaws, regulations and similar organizational documents and all Material Agreements to which any Credit Party is a party, if a violation, alone or when combined with all other such violations, could have a Material Adverse Effect, (b) all Bond Documents to which any Credit Party is a party, and (c) all Permitted Subordinate Debt Documents to which any Credit Party is a party.
     Section 9.9 Operation of Properties and Equipment.
          (a) Parent and Borrower will, and will cause each other Credit Party to, maintain, develop and operate its Mineral Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mineral Interests so long as such Mineral Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities, except where such failure to comply would not have a Material Adverse Effect.
          (b) Parent and Borrower will, and will cause each other Credit Party to, comply in all respects with all contracts and agreements applicable to or relating to its Mineral Interests or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply would not have a Material Adverse Effect.
          (c) Parent and Borrower will, and will cause each other Credit Party to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, except where such failure to comply would not have a Material Adverse Effect; provided, further that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Credit Party.
     Section 9.10 Environmental Law Compliance. Except to the extent a failure to comply would not have a Material Adverse Effect, Parent and Borrower will, and will cause each other Credit Party to, comply with all Applicable Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of all Applicable Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances. Parent and Borrower will, and will cause each other Credit Party to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws.

     Section 9.11 ERISA Reporting Requirements. Parent and Borrower shall furnish, or cause to be furnished, to Administrative Agent:
          (a) promptly and in any event (i) within thirty (30) days after Parent, Borrower or any ERISA Affiliate receives notice from any regulatory agency of the commencement of an audit, investigation or similar proceeding with respect to a Plan, and (ii) within ten (10) days after Parent, Borrower or any ERISA Affiliate contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan which could have a Material Adverse Effect or knows or has reason to know that any event with respect to any Plan of Parent, Borrower or any ERISA Affiliate has occurred that is reasonably believed by Parent or Borrower to potentially have a Material Adverse Effect, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of such event that is given to the PBGC;
          (b) promptly and in any event within thirty (30) days after the receipt by Borrower of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by Parent, Borrower or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;
          (c) notification within thirty (30) days of the effective date thereof of any material increases in the benefits, or material change in the funding method, of any existing Plan which is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any material new Plans, or the commencement of contributions to any Plan to which Parent, Borrower or any ERISA Affiliate was not previously contributing; and
          (d) promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan, and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Parent, Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.
     Section 9.12 Additional Documents. Parent and Borrower will, and will cause each other Credit Party to, cure promptly any defects in the creation and issuance of each Note, and the execution and delivery of this Agreement and the other Loan Papers and, at Borrower’s expense, Parent and Borrower shall promptly and duly execute and deliver to each Bank, and cause each other Credit Party to promptly and duly execute and deliver to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Credit Parties in this Agreement and the other Loan Papers as may be reasonably necessary or appropriate in connection therewith.
     Section 9.13 Environmental Review. Parent and Borrower shall deliver to Administrative Agent prior to the completion by any Credit Party of any material acquisition of Mineral Interests or related assets, other than an acquisition of additional interests in Mineral Interests in which a Credit Party previously held an interest, a report or reports obtained by

Parent or Borrower in the course of such acquisition, which report or reports shall set forth the results of a Phase I environmental review of such Mineral Interests and related assets. Additionally, if requested by Administrative Agent or Required Banks in writing in connection with any such material acquisition, Parent or Borrower shall deliver to Administrative Agent, within forty-five (45) days of Administrative Agent’s or Required Banks’ written request, a report or reports related to any such material acquisition which shall be in form, scope and detail acceptable to Administrative Agent from environmental engineering firms acceptable to Administrative Agent, and which shall set forth the results of a Phase I environmental review of the Mineral Interests and related assets the subject of such material acquisition. All of the reports delivered to Administrative Agent pursuant to this Section 9.13 shall not reflect the existence of facts or circumstances which would constitute a material violation of any Applicable Environmental Law or which are likely to result in a material liability to any Credit Party.
     Section 9.14 Additional Permitted Revenue Bond Documents. Parent and Borrower will promptly upon the consummation of any Additional Permitted Revenue Bond Transaction, provide to Administrative Agent a true, correct and complete copy of all Additional Permitted Revenue Bond Documents executed and delivered in connection with such Additional Permitted Revenue Bond Transaction.
ARTICLE X
NEGATIVE COVENANTS
     Parent and Borrower jointly and severally agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:
     Section 10.1 Incurrence of Debt. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, incur, become or remain liable for any Debt; provided, that (a) Borrower may incur, become or remain liable for (i) the Obligations, (ii) without duplication, Permitted Revenue Bond Debt, (iii) Permitted Subordinate Debt, (iv) Debt described in clause (f) of the definition thereof in connection with any Permitted Genesis VPP Transaction, and (v) other unsecured Debt in an aggregate amount outstanding at any time not to exceed $20,000,000, (b) without duplication, Parent may incur, assume, become and/or remain liable for Permitted Subordinate Debt, (c) without duplication, any Restricted Subsidiary may incur, become and/or remain liable for Permitted Revenue Bond Debt incurred after the date hereof, and (d) Parent, Borrower or any Restricted Subsidiary may incur, become and remain liable for Permitted Subordinate Debt as a guarantor; provided, that (A) such Guarantees of Permitted Subordinate Debt shall be subordinated to the Obligations pursuant to subordination provisions approved by Required Banks, such approval to not be unreasonably withheld, and (B) prior to the execution and delivery by any Restricted Subsidiary of any Guaranty of Permitted Subordinate Debt, such Restricted Subsidiary shall have executed and delivered to Administrative Agent for the ratable benefit of Banks a Facility Guaranty, and all the Equity of such Restricted Subsidiary owned by any Credit Party shall have been pledged to Administrative Agent pursuant to a Parent Pledge Agreement or a Subsidiary Pledge Agreement.
     Section 10.2 Restricted Payments. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, directly or indirectly, declare or pay, or incur any liability to declare or pay, any Restricted Payment; provided, that (a) any Subsidiary of Parent may make Distributions to Borrower, (b) any Credit Party may make Distributions to any other Credit Party that has provided a Facility Guaranty, and all of the Equity of which owned by Parent or any Indirect Subsidiary which is a Restricted Subsidiary (as applicable) has been pledged to Administrative Agent pursuant to a Parent Pledge Agreement or a Subsidiary Pledge Agreement (as applicable), (c) so long as no Default or Borrowing Base Deficiency exists on the date any such Distribution is declared or paid and no Default or Event of Default would result therefrom, in addition to Distributions permitted under the preceding clauses (a) and (b), Borrower may make Restricted Payments up to $20,000,000 in the aggregate in any Fiscal Year, and (d) Borrower may make payments under and pursuant to the 2005 Bond Loan Agreement, the 2005 Bond Note and any other loan agreement or note executed in connection with any Additional Permitted Revenue Bond Transaction closed and consummated after the date hereof in accordance with the terms thereof.
     Section 10.3 Negative Pledge. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, create, assume or suffer to exist any Lien on any of their respective assets, other than Permitted Encumbrances and Immaterial Title Deficiencies. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, enter into or become bound by any agreement (other than this Agreement) that prohibits or otherwise restricts the right of Parent, Borrower or any other Credit Party to create, assume or suffer to exist any Lien on any of their respective assets in favor of Administrative Agent for the ratable benefit of Banks.
     Section 10.4 Consolidations and Mergers. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, consolidate or merge with or into any other Person; provided, that, so long as no Default or Event of Default exists or will result, any Restricted Subsidiary may merge or consolidate with any other Person so long as such Restricted Subsidiary is the surviving Person and a wholly owned direct or indirect Subsidiary of Parent.
     Section 10.5 Asset Dispositions. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, sell, lease, transfer, abandon or otherwise dispose of any asset other than (a) the sale in the ordinary course of business of Hydrocarbons produced from Borrower’s Mineral Interests, (b) the sale, lease, transfer, abandonment, exchange or other disposition of other assets, provided, that the aggregate value (which, in the case of assets consisting of Mineral Interests, shall be the Recognized Value of such Mineral Interests and in the case of any exchange, shall be the net value or net Recognized Value realized or resulting from such exchange) of all assets sold, leased, transferred or disposed of pursuant to this clause (b) in any period between Scheduled Redeterminations shall not exceed five percent (5%) of the Borrowing Base then in effect (for purposes of this clause (b) the Closing Date will be deemed to be a Scheduled Redetermination), (c) the sale, lease, transfer, abandonment or disposition of Unproved Reserves, and (d) the sale of volumetric production payments of carbon dioxide pursuant to the express terms of the Genesis Transaction Documents. In no event will Parent, Borrower or any other Credit Party sell, transfer or dispose of any Equity in any Restricted Subsidiary nor will any Credit Party (other than Parent) issue or sell any Equity or any option, warrant or other right to acquire such Equity or security convertible into such Equity to any Person other than the Credit Party which is the direct parent of such issuer on the Closing Date.

     Section 10.6 Amendments to Organizational and Other Documents. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under (a) its certificate or articles of incorporation, bylaws, partnership agreement, regulations or other organizational documents other than amendments, modifications and waivers which will not, individually or in the aggregate, have a Material Adverse Effect, (b) any Bond Document, and/or (c) any Genesis Transaction Document; provided, that, with respect to clause (c), such modifications or amendments may be made without the consent of Required Banks if such modifications or amendments (i) individually or in the aggregate, are not materially adverse to the rights of Administrative Agent or Banks, and (ii) individually or in the aggregate, do not materially decrease the economic benefit that Borrower would have otherwise received pursuant to such documents.
     Section 10.7 Use of Proceeds. The proceeds of Borrowings will not be used for any purpose other than (a) working capital, (b) to finance the acquisition, exploration and development of Mineral Interests, (c) for general corporate purposes, (d) to refinance the obligations outstanding under the Existing Credit Agreement, and (e) with respect to any Borrowings made or deemed made hereunder through advances to Borrower pursuant to the Bond Documents, solely for the purposes set forth in the Bond Documents. None of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations entered into in the ordinary course of Borrower’s business. Without limiting the foregoing, no Letters of Credit will be issued hereunder for the purpose of or providing credit enhancement with respect to any Debt or equity security of any Credit Party or to secure any Credit Party’s obligations with respect to Hedge Transactions other than Hedge Transactions with a Bank or an Affiliate of such Bank.
     Section 10.8 Investments. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, directly or indirectly, make or have outstanding any Investment other than Permitted Investments.
     Section 10.9 Transactions with Affiliates. Parent and Borrower will not, nor will Parent and/or Borrower permit any of their Subsidiaries to, engage in any transaction with an Affiliate unless such transaction is as favorable to such party as could be obtained in an arm’s length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.
     Section 10.10 ERISA. Except in such instances where an omission or failure would not have a Material Adverse Effect, Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to (a) take any action or fail to take any action which would result in a violation of ERISA, the Code or other Laws applicable to the Plans maintained or contributed to by it or any ERISA Affiliate, or (b) modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by Parent, Borrower or any ERISA Affiliate as of the Closing Date.
     Section 10.11 Hedge Transactions.
     (a) Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, hedge (which hedges shall not have a term of greater four (4) years) more than the following percentages of its “forecasted production from Proved Mineral Interests” (as defined below) during any applicable calendar year (a “measurement period”), as measured from the current date (a “measurement date”):

Calendar Year Hedged	Percentage Limitation
(relative to measurement date)	Oil	Gas
Current Year	85%	85%
First Subsequent Year	70%	70%
Second Subsequent Year	55%	55%
Third Subsequent Year	40%	40%
provided, that, if any measurement date occurs in the final two Fiscal Quarters of any measurement period, for the purpose of determining the appropriate percentage limitation from the table above, the limitations of the current year shall apply to both the remaining portion of that current year and the entire subsequent year, and the limitations of the first subsequent year shall apply to the second subsequent year (as an example only, and for the avoidance of doubt, for any measurement date occurring during the first two Fiscal Quarters of 2007, an Oil and Gas Hedge Transaction for 2008 would have a 70% limitation; provided, however, for any measurement date occurring during the last two Fiscal Quarters of 2007, an Oil and Gas Hedge Transaction for 2008 would have an 85% limitation); provided, further, that, Borrower may enter into Hedge Transactions consisting solely of a floor price (i.e. floor, put or option) so long as the amount of Hydrocarbons which are the subject of any such Hedge Transaction in existence at any such time do not exceed one-hundred percent (100%) of Borrower’s anticipated production from Proved Mineral Interests during the term of any such existing Hedge Transaction; and
          (b) Borrower will not permit its (i) production of oil during any Fiscal Quarter to be less than the aggregate amount of oil which is the subject of Oil and Gas Hedge Transactions during such Fiscal Quarter, or (ii) production of gas during any Fiscal Quarter to be less than the aggregate amount of gas which is the subject of Oil and Gas Hedge Transactions during such Fiscal Quarter.
     As used in Section 10.11 above, “forecasted production from Proved Mineral Interests” shall mean the forecasted production for oil and gas, each taken individually, for the applicable calendar year as reflected in the most recent Reserve Report delivered to Administrative Agent pursuant to Section 5.1 hereof, after giving effect to any pro forma adjustments for the consummation of any “material acquisitions or dispositions” between the effective date of such Reserve Report and the measurement date. “Material acquisitions or dispositions” means any acquisition or disposition of any Borrowing Base Property with a Recognized Value in excess of $25,000,000, or any cumulative total of all immaterial acquisitions or dispositions which in the aggregate have a Recognized Value in excess of $25,000,000.
     Section 10.12 Fiscal Year. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, change its Fiscal Year.
     Section 10.13 Change in Business. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, engage in any business other than the businesses engaged in by such parties on the date hereof as described in Section 8.13 hereof.
     Section 10.14 Obligations of Unrestricted Subsidiaries. Except in connection with (a) Permitted Genesis VPP Transactions, and (b) additional transactions between Genesis and Borrower which (i) are in the ordinary course of business of Borrower and Genesis, (ii) are on fair and reasonable terms and at prices which are fully disclosed to Administrative Agent and are no less favorable to Borrower (economically or otherwise) than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate, and (iii) otherwise comply with the terms of this Agreement, Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, incur any liability, Debt or obligation to any Unrestricted Subsidiary of any nature, or have any liability (whether by operation of law or otherwise) for any liability, Debt or obligation of any Unrestricted Subsidiary.
     Section 10.15 Borrowings Related to Bonds. Borrower will not request or receive any Borrowing hereunder, the proceeds of which are to be used to fund advances under the 2005 Bonds or any Additional Permitted Revenue Bonds, except in accordance and in compliance with the terms of the applicable Bond Documents. Borrower agrees that each Request for Borrowing, the proceeds of which are to be used to fund advances under the 2005 Bonds or any Additional Permitted Revenue Bonds, will include, in addition to the information described in Section 3.2 hereof, a certification from an Authorized Officer as to the purpose and utilization of the proceeds of such Borrowing. Additionally, notwithstanding anything to the contrary contained in the Loan Papers or Bond Documents, each payment of principal and interest received by Bond Purchaser on the 2005 Bonds or any Additional Permitted Revenue Bonds shall be deemed to be and considered as, without duplication, a payment of principal and interest on the Revolving Loan, and any borrowing by Borrower under the 2005 Bond Loan Agreement or any loan agreement hereafter entered into in connection with any Additional Permitted Revenue Bond Transaction, or on any 2005 Bond Note or any promissory note hereafter executed in connection with any Additional Permitted Revenue Bond Transaction shall also be deemed to be and considered as, without duplication, a Borrowing of a Revolving Loan hereunder (the outstanding principal of which shall be and be deemed to be included in the Outstanding Credit for all purposes hereunder).
     Section 10.16 Speculative Hedge Transactions. Parent and Borrower will not, nor will Parent and/or Borrower permit any other Credit Party to, enter into any commodity, interest rate, currency or other swap, option, collar or other derivative transaction pursuant to which Parent, Borrower or such other Credit Party speculates on the movement of commodity prices, securities prices, interest rates, financial markets, currency markets or other items; provided, that, nothing contained in this Section 10.16 shall prohibit Borrower from entering into Hedge Transactions permitted by Section 10.11.
     Section 10.17 Permitted Subordinate Debt Documents. Parent and Borrower will not, nor will Parent and Borrower permit any other Credit Party to:
          (a) amend, modify or waive any covenant in any of the Permitted Subordinate Debt Documents if the effect of such amendment, modification or waiver would be to make the terms of any such Permitted Subordinate Debt Document materially more onerous to any Credit Party;
          (b) amend, modify or waive any provision of any Permitted Subordinate Debt Document if the effect of such amendment, modification or waiver (i) subjects a Credit Party to any additional material obligation, (ii) increases the principal of any Permitted Subordinate Debt or increases the rate of interest on any note evidencing any Permitted Subordinate Debt to a rate in excess of nine percent (9%), (iii) accelerates the date fixed for any payment of principal or interest on any note evidencing any Permitted Subordinate Debt to a date sooner than the date which is one year following the earlier of (A) the Termination Date, and (B) the date on which there are no Revolving Loans, Letter of Credit Exposure or other Obligations hereunder outstanding and all of the Commitments are terminated, or (iv) would change the percentage of holders of such notes evidencing any Permitted Subordinate Debt required for any such amendment, modification or waiver from the percentage required on the date of issuance of any such notes evidencing any Permitted Subordinate Debt; or
          (c) make any payment of principal of, make any voluntary prepayment of, or optionally redeem, or make any payment in defeasance of, all or any portion of any Permitted Subordinate Debt; provided, that, so long as no Default or Borrowing Base Deficiency exists on the date of any such redemption, and no Default or Borrowing Base Deficiency would result therefrom, Parent and/or Borrower may redeem Permitted Subordinate Debt with the net cash proceeds from one or more Equity offerings pursuant to, and in accordance with, Section 5 of the securities evidencing such Permitted Subordinate Debt.
ARTICLE XI
FINANCIAL COVENANTS
     Parent and Borrower agree that so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:
     Section 11.1 Current Ratio of Borrower. Parent will not permit its ratio of Consolidated Current Assets to its Consolidated Current Liabilities as of the end of any Fiscal Quarter to be less than 1.0 to 1.0.
     Section 11.2 Consolidated EBITDA to Consolidated Net Interest Expense. Parent will not permit its ratio of Consolidated EBITDA to Consolidated Net Interest Expense to be less than 2.50 to 1.0 for any period of four (4) consecutive Fiscal Quarters.

ARTICLE XII
DEFAULTS
     Section 12.1 Events of Default. If one or more of the following events (collectively “Events of Default” and individually an “Event of Default”) shall have occurred and be continuing:
          (a) Borrower shall fail to pay when due any principal on any Note;
          (b) Borrower shall fail to pay when due accrued interest on any Note or any fees or any other amount payable hereunder and such failure shall continue for a period of three (3) days following the due date;
          (c) Parent or Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.4, Section 9.3, Article X or Article XI of this Agreement;
          (d) any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those referenced in Section 12.1(a), Section 12.1(b) and Section 12.1(c)) and such failure continues for a period of thirty (30) days after the earlier of (i) the date any Authorized Officer of any Credit Party acquires knowledge of such failure, or (ii) written notice of such failure has been given to any Credit Party by Administrative Agent or any Bank;
          (e) any representation, warranty, certification or statement made or deemed to have been made by any Credit Party in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;
          (f) any Credit Party shall fail to make any payment when due on any Debt of such Person in a principal amount equal to or greater than $1,000,000, or any other event or condition shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) entitles the holder of such Debt to accelerate the maturity thereof;
          (g) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate, partnership or limited liability company action to authorize any of the foregoing;
          (h) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy Laws as now or hereafter in effect;
          (i) one (1) or more final judgments or orders for the payment of money aggregating in excess of $5,000,000 shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for thirty (30) days;
          (j) (i) any event occurs with respect to any Plan or Plans pursuant to which any Credit Party and/or any ERISA Affiliate incur a liability due and owing at the time of such event, without existing funding therefor, for benefit payments under such Plan or Plans in excess of $5,000,000; or (ii) any Credit Party, any ERISA Affiliate, or any other “party-in-interest” or “disqualified person,” as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the Code, shall engage in transactions which in the aggregate results in a direct or indirect liability to any Credit Party or any ERISA Affiliate in excess of $5,000,000 under section 409 or 502 of ERISA or section 4975 of the Code which either (A) results in a Lien on any Credit Party’s assets which is not a Permitted Encumbrance, or (B) continues unsatisfied for a period of thirty (30) days after any Authorized Officer of any Credit Party first acquires knowledge of such liability;
          (k) a Change of Control shall occur;
          (l) this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Papers, or any Lien created by the Loan Papers shall for any reason (other than the release thereof in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien upon any of the Proved Mineral Interests purported to be covered thereby and as a result thereof the Minimum Collateral Amount ceases to be subject to Liens under the Loan Papers; or
          (m) any Credit Party or Bond Issuer shall fail to observe or perform any covenant or agreement contained in any Bond Document after any applicable cure period;
          (n) then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (i) if requested by Required Banks, terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable; provided that, in the case of any of the Events of Default specified in Section 12.1(g) or Section 12.1(h), without any notice to any Credit Party or any other act by Administrative Agent or Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.

ARTICLE XIII
AGENTS
     Section 13.1 Appointment; Nature of Relationship. JPMorgan Chase Bank, N.A. is hereby appointed by each of the Banks as its contractual representative and Administrative Agent hereunder and under each other Loan Paper, and each Bank irrevocably authorizes Administrative Agent to act as the contractual representative of such Bank with the rights and duties expressly set forth herein and in the other Loan Papers. Administrative Agent agrees to act as such contractual representative and Administrative Agent upon the express conditions contained in this Article XIII. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that Administrative Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement or any other Loan Paper and that Administrative Agent is merely acting as the contractual representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Papers. In its capacity as the Banks’ contractual representative, Administrative Agent (a) does not hereby assume any fiduciary duties to any of the Banks, (b) is a “representative” of the Banks within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code, and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Papers. Each of the Banks hereby agrees to assert no claim against Administrative Agent on any theory of liability for breach of fiduciary duty, any and all of which claims each Bank hereby waives.
     Section 13.2 Powers. Administrative Agent shall have and may exercise such powers under the Loan Papers as are specifically delegated to Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by the Loan Papers to be taken by Administrative Agent.
     Section 13.3 General Immunity. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to Parent, Borrower or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Paper or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
     Section 13.4 No Responsibility for Loans, Recitals, etc. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Paper or any Borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Paper, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (c) the satisfaction of any condition specified in Article VII, except receipt of items required to be delivered solely to Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Paper or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Parent, Borrower or any guarantor of any of the Obligations or of any of Parent’s, Borrower’s or any such guarantor’s respective Subsidiaries. Administrative Agent shall have no duty to disclose to the Banks information that is not required to be furnished by Parent or Borrower to Administrative Agent at such time, but is voluntarily furnished by Parent or Borrower to JPMorgan Chase Bank, N.A.(either in its capacity as Administrative Agent or in its individual capacity).
     Section 13.5 Action on Instructions of Banks. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Paper in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Paper unless it shall be requested in writing to do so by Required Banks. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Paper unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
     Section 13.6 Employment of Agents and Counsel. Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Paper by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between Administrative Agent and the Banks and all matters pertaining to Administrative Agent’s duties hereunder and under any other Loan Paper.
     Section 13.7 Reliance on Documents; Counsel. Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be employees of Administrative Agent.
     Section 13.8 Administrative Agent’s Reimbursement and Indemnification. Banks agree to reimburse and indemnify Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by Parent or Borrower for which Administrative Agent is entitled to reimbursement by Parent or Borrower under the Loan Papers, (b) for any other expenses incurred by Administrative Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Papers (including, without limitation, for any expenses incurred by Administrative Agent in connection with any dispute between Administrative Agent and any Bank or between two or more of the Banks) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Papers or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against Administrative Agent in connection with any dispute between Administrative Agent and any Bank or between two or more of the Banks), or the enforcement of any of the terms of the Loan Papers or of any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Administrative Agent. The obligations of the Banks under this Section 13.8 shall survive payment of the Obligations and termination of this Agreement.
     Section 13.9 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Administrative Agent has received written notice from a Bank, Parent or Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to the Banks.
     Section 13.10 Rights as a Bank. In the event Administrative Agent is a Bank, Administrative Agent shall have the same rights and powers hereunder and under any other Loan Paper with respect to its Commitment and its Revolving Loans as any Bank and may exercise the same as though it were not Administrative Agent, and the term “Bank” or “Banks” shall, at any time when Administrative Agent is a Bank, unless the context otherwise indicates, include in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Paper, with Parent, Borrower or any of their Subsidiaries in which Parent, Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.
     Section 13.11 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon Administrative Agent, Sole Lead Arranger, Book Manager or any other Agent or Bank and based on the financial statements prepared by Parent and/or Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Papers. Each Bank also acknowledges that it will, independently and without reliance upon Administrative Agent, Sole Lead Arranger, Book Manager or any other Agent or Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.
     Section 13.12 Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Banks and Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. Administrative Agent may be removed at any time with or without cause by written notice received by Administrative Agent from Required Banks, such removal to be effective on the date specified by Required Banks. Upon any such resignation or removal, Required Banks shall have the right to appoint, on behalf of Parent, Borrower and the

Banks, a successor Administrative Agent, which shall be approved by Parent and Borrower, such approval not to be unreasonably withheld; provided, that, Parent and Borrower shall not have the right to approve any successor Administrative Agent appointed during the continuance of any Default. If no successor Administrative Agent shall have been so appointed by Required Banks within thirty (30) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of Parent, Borrower and Banks, a successor Administrative Agent which shall be approved by Parent and Borrower, such approval not to be unreasonably withheld; provided, that, Parent and Borrower shall not have the right to approve any successor Administrative Agent appointed during the continuance of any Default. If Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, Banks may perform all the duties of Administrative Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes Parent and Borrower shall deal directly with the Banks. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Papers. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article XIII shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent hereunder and under the other Loan Papers. In the event that there is a successor to Administrative Agent by merger, or Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 13.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.
     Section 13.13 Delegation to Affiliates. Parent, Borrower and Banks agree that Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which Administrative Agent is entitled under Article XIII and Article XIV.
     Section 13.14 Execution of Collateral Documents. Without limiting the powers and authority of Administrative Agent described herein, the Banks hereby empower and authorize Administrative Agent to execute and deliver to Parent and Borrower (as applicable) on their behalf the Mortgages, the Amendments to Mortgages, the Parent Pledge Agreements, the Subsidiary Pledge Agreements and all related financing statements and any other financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the foregoing instruments.
     Section 13.15 Collateral Releases. Banks hereby empower and authorize Administrative Agent to execute and deliver to Parent and Borrower (as applicable) on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any other Loan Paper or which shall otherwise have been approved by Required Banks (or, if required by the terms of Section 15.5, all of the Banks) in writing.
     Section 13.16 Agents. None of the Banks identified in this Agreement as a “Documentation Agent” and/or a “Syndication Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of such Documentation Agents or Syndication Agents shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments with respect to such Documentation Agents and Syndication Agents as it makes with respect to Administrative Agent in Section 13.11.
     Section 13.17 Bond Documents. Without limiting the power and authority of Administrative Agent described herein, Banks hereby:
          (a) appoint Administrative Agent, as Bond Purchaser, as its contractual representative under the Bond Documents and irrevocably authorize Administrative Agent to act as the contractual representative of each Bank under the Bond Documents with the rights and duties expressly set forth therein, and to hold the 2005 Bonds and any Additional Permitted Revenue Bonds on behalf of the Banks, it being expressly understood and agreed, however, that Administrative Agent shall not have any fiduciary responsibilities to any Bank by reason of the Bond Documents;
          (b) empower and authorize Administrative Agent to execute and deliver the Bond Documents to which it is a party; and
          (c) agree that all references in this Article XIII to “Loan Papers,” shall be deemed to include, without limitation, the Bond Documents.
ARTICLE XIV
CHANGE IN CIRCUMSTANCES
     Section 14.1 Increased Cost and Reduced Return.
          (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:
     (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Bank or such Applicable Lending Office);

     (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or
     (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;
and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then the Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this Section 14.1(a), the Borrower may, by notice to such Bank (with a copy to Administrative Agent), suspend the obligation of such Bank to make or Continue Eurodollar Loans or to Convert all or part of the Base Rate Loan owing to such Bank into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 14.4 shall be applicable); provided, that such suspension shall not affect the right of such Bank to receive the compensation so requested.
          (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank’s obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then, from time to time upon demand, Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.
          (c) Each Bank shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 14.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 14.1 shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 14.2 Limitation on Type of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:
          (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or
          (b) Required Banks determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Banks of funding Eurodollar Loans for such Interest Period;
then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant Type of Revolving Loans and the relevant amounts or periods, and so long as such condition remains in effect, Banks shall be under no obligation to make additional Revolving Loans of such Type, Continue Revolving Loans of such Type, or to Convert Revolving Loans of any other Type into Revolving Loans of such Type, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Revolving Loans of the affected Type, either prepay such Revolving Loans or Convert such Revolving Loans into another Type of Revolving Loan in accordance with the terms of this Agreement.
     Section 14.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower thereof and such Bank’s obligation to make or Continue Eurodollar Loans and to Convert other Types of Revolving Loans into Eurodollar Loans shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 14.4 shall be applicable).
     Section 14.4 Treatment of Affected Loans. If the obligation of any Bank to make particular Eurodollar Loans or to Continue Revolving Loans, or to Convert Revolving Loans of another Type into Revolving Loans of a particular Type shall be suspended pursuant to Section 14.1 or Section 14.3 hereof (Revolving Loans of such Type being herein called “Affected Loans” and such Type being herein called the “Affected Type”), such Bank’s Affected Loans shall be automatically Converted into the Base Rate Loan on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 14.3 hereof, on such earlier date as such Bank may specify to Borrower with a copy to Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 14.1 or Section 14.3 hereof that gave rise to such Conversion no longer exist:
          (a) to the extent that such Bank’s Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank’s Affected Loans shall be applied instead to the Base Rate Loan; and
          (b) all Revolving Loans that would otherwise be made or Continued by such Bank as Revolving Loans of the Affected Type shall be made or Continued instead as part of the Base Rate Loan, and all Revolving Loans of such Bank that would otherwise be Converted into

Revolving Loans of the Affected Type shall be Converted instead into (or shall remain) as part of the Base Rate Loan.
If such Bank gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 14.1 or Section 14.3 hereof that gave rise to the Conversion of such Bank’s Affected Loans pursuant to this Section 14.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Revolving Loans of the Affected Type made by other Banks are outstanding, such Bank’s portion of the Base Rate Loan shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Revolving Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Revolving Loans held by Banks holding Revolving Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
     Section 14.5 Compensation. Upon the request of any Bank, Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:
          (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Revolving Loan) on a date other than the last day of the Interest Period for such Loan; or
          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such Borrowing, Conversion, Continuation, or prepayment specified in the relevant Request for Borrowing, Notice of Continuation or Conversion, or other notice of Borrowing, prepayment, Continuation, or Conversion under this Agreement.
     Section 14.6 Taxes.
          (a) Any and all payments by Borrower to or for the account of any Bank or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Administrative Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction under the Laws of which such Bank (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded Taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to in this Section 14.6 as “Non-Excluded Taxes”). If Borrower shall be required by Law to deduct any Non-Excluded Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Bank or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14.6) such Bank or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address set forth on Schedule 2.1 hereto, the original or a certified copy of a receipt evidencing payment thereof.
          (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as “Other Taxes”).
          (c) Borrower agrees to indemnify each Bank and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 14.6) paid by such Bank or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.
          (d) Each Bank organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on Schedule 2.1 hereto and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Bank remains lawfully able to do so), shall provide Borrower and Administrative Agent, at the time or times prescribed by applicable Law, with such properly completed and executed documentation prescribed by applicable Law (or reasonably requested by Borrower) certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Papers.
          (e) For any period with respect to which a Bank has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 14.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 14.6(a) or Section 14.6(b) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Non-Excluded Taxes.
          (f) If Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 14.6, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          (g) Within thirty (30) days after the date of any payment of Non-Excluded Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.
          (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 14.6 shall survive the termination of the Commitments and the payment in full of the Notes.
     Section 14.7 Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.
ARTICLE XV
MISCELLANEOUS
     Section 15.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given, if to Administrative Agent or any Bank, at its address or telecopier number set forth on Schedule 2.1 hereto, and if given to Parent or Borrower, at its address or telecopy number set forth on the signature pages hereof (or in either case, at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto). Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 15.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 15.1; provided that notices to Administrative Agent under Article III or Article IV shall not be effective until received.
     Section 15.2 No Waivers. No failure or delay by Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Loan Papers.
     Section 15.3 Expenses; Indemnification.
          (a) Parent and Borrower jointly and severally agree to pay on demand all reasonable costs and expenses of each Agent (other than any Documentation Agent or Syndication Agent) in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities under the Loan Papers. Parent and Borrower further jointly and severally agree to pay on demand all costs and expenses of Administrative Agent and Banks, if any (including, without limitation, reasonable attorneys’ fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Papers and the other documents to be delivered hereunder.
          (b) PARENT AND BORROWER JOINTLY AND SEVERALLY AGREE TO INDEMNIFY AND HOLD HARMLESS EACH AGENT AND EACH BANK AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN “INDEMNIFIED PARTY”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE REVOLVING LOAN (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 15.3 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY CREDIT PARTIES, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. PARENT AND BORROWER JOINTLY AND SEVERALLY AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY AGENT, ANY BANK, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE REVOLVING LOAN.
          (c) Without prejudice to the survival of any other agreement of Parent or Borrower hereunder, the agreements and obligations of Parent and Borrower contained in this Section 15.3 shall survive the payment in full of the Revolving Loan and all other amounts payable under this Agreement.

     Section 15.4 Right of Set-off; Adjustments.
          (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether such Bank shall have made any demand under this Agreement or Note held by such and although such obligations may be unmatured. Each Bank agrees promptly to notify the affected Credit Party after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 15.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.
          (b) If any Bank (a “benefitted Bank”) shall at any time receive any payment of all or part of the amounts owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank’s amounts owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank’s amounts owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each other Bank; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 15.4 may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.
     Section 15.5 Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Paper may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Parent, Borrower and Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all Banks, (a) increase the Commitment of any Bank, (b) reduce the principal of or rate of interest on any Revolving Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (c) change the percentage of the Total Commitment, or the number of Banks which shall be required for Banks or any of them to take any action under this Section 15.5 or any other provision of this Agreement, (d) extend the due date for, or forgive any principal, interest, fees or reimbursement obligations due hereunder, (e) release any material guarantor or other material party liable for all or any part of the Obligations or release any material part of the collateral for the Obligations or any part thereof other than releases required pursuant to sales of collateral which are expressly permitted by Section 10.5 hereof, or (f) amend or modify any of the provisions of Article V hereof or the definitions of any terms defined therein.

     Section 15.6 Survival. All representations, warranties and covenants made by any Credit Party herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Papers or the extension of the Revolving Loan (or any part thereof), regardless of any investigation made by or on behalf of Banks. The indemnity provided in Section 15.3(b) herein shall survive the repayment of all credit advances hereunder and/or the discharge or release of any Lien granted hereunder or in any other Loan Paper, contract or agreement between Borrower or any other Credit Party and any Agent or any Bank.
     Section 15.7 Limitation on Interest. Regardless of any provision contained in the Loan Papers, Banks shall never be entitled to receive, collect, or apply, as interest on the Revolving Loan, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Revolving Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Parent, Borrower and Banks shall, to the extent permitted under applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrower the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.
     Section 15.8 Invalid Provisions. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.
     Section 15.9 Waiver of Consumer Credit Laws. Pursuant to Chapter 346 of the Texas Finance Code, as amended, Parent and Borrower agree that such Chapter 346 shall not govern or in any manner apply to the Revolving Loan.
     Section 15.10 Assignments and Participations.
          (a) Successors and Assigns. The terms and provisions of the Loan Papers shall be binding upon and inure to the benefit of Parent, Borrower and Banks and their respective successors and assigns permitted hereby, except that (i) neither Parent nor Borrower shall have the right to assign its rights or obligations under the Loan Papers without the prior written consent of each Bank, (ii) any assignment by any Bank must be made in compliance with Section 15.10(c), and (iii) any transfer by participation must be made in compliance with Section 15.10(b). Any attempted assignment or transfer by any party not made in compliance with this Section 15.10(a) shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 15.10(b). The parties to this Agreement acknowledge that clause (ii) of this Section 15.10(a) relates only to absolute assignments and this Section 15.10(a) does not prohibit assignments creating security interests, including, without limitation, (A) any pledge or assignment by any Bank of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (B) in the case of a Bank which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Bank from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 15.10(c). Administrative Agent may treat the Person which made any Revolving Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 15.10(c); provided, however, that Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Revolving Loan or which holds any Note to direct payments relating to such Revolving Loan or Note to another Person. Any assignee of the rights to any Revolving Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Papers. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Revolving Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Revolving Loan.
          (b) Participations.
     (i) Any Bank may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Revolving Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Papers. In the event of any such sale by a Bank of participating interests to a Participant, such Bank’s obligations under the Loan Papers shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Revolving Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Papers, all amounts payable by Borrower under this Agreement shall be determined as if such Bank had not sold such participating interests, and Parent, Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under the Loan Papers.
     (ii) Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Papers other than any amendment, modification or waiver with respect to any Revolving Loan or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of Section 15.5 or of any other Loan Paper.
     (iii) Parent and Borrower agree that each Participant shall be deemed to have the right of setoff provided in Section 15.4 in respect of its participating interest in amounts owing under the Loan Papers to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Papers; provided, that each Bank shall retain the right of setoff provided in Section 15.4 with respect to the amount of participating interests sold to each Participant. Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 15.4, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 15.4 as if each Participant were a Bank. Parent and Borrower further agree that each Participant shall be entitled to the yield protection provisions contained in Article XIV to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 15.10(c); provided, that (A) a Participant shall not be entitled to receive any greater payment under Article XIV than the Bank who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of Parent and Borrower, and (B) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 14.6 to the same extent as if it were a Bank.
          (c) Assignments.
     (i) Any Bank may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Papers. The parties to such assignment shall execute and deliver an Assignment and Acceptance Agreement (herein so called) which shall be substantially in the form of Exhibit K or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Bank or an Affiliate of a Bank or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Revolving Loans of the assigning Bank or (unless each of Parent, Borrower and Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Revolving Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Effective Date,” if the “Effective Date” is specified in the Assignment and Acceptance Agreement.
     (ii) The consent of Parent and Borrower shall be required prior to an assignment becoming effective unless Purchaser is a Bank, an Affiliate of a Bank or an Approved Fund, provided that neither the consent of Parent nor Borrower shall be required if a Default has occurred and is continuing. The consent of Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Bank, an Affiliate of a Bank or an Approved Fund. The consent of Letter of Credit Issuer shall be required prior to an assignment of a Commitment becoming effective unless Purchaser is a Bank, an Affiliate of a Bank or an Approved Fund. Any consent required under this Section 15.10(c)(ii) shall not be unreasonably withheld or delayed.
     (iii) Upon (A) delivery to Administrative Agent of an Assignment and Acceptance Agreement, together with any consents required by Section 15.10(c)(i) and (ii), and (B) payment of a $3,500 fee to Administrative Agent for processing such assignment (unless such fee is waived by Administrative Agent), such assignment shall become effective on the effective date specified in such Assignment and Acceptance Agreement. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Paper executed by or on behalf of Banks and shall have all the rights and obligations of a Bank under the Loan Papers, to the same extent as if it were an original party thereto, and the transferor Bank shall be released with respect to the Commitment and Revolving Loans assigned to such Purchaser without any further consent or action by Parent, Borrower, Banks or Administrative Agent. In the case of an assignment covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a Bank hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Papers which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 15.10(c) shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 15.10(b). Upon the consummation of any assignment to a Purchaser pursuant to this Section 15.10(c), the transferor Bank, Administrative Agent and Borrower shall make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
     (iv) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois or Dallas, Texas a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Revolving Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Parent, Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Dissemination of Information. Parent and Borrower authorize each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Papers by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Bank’s possession concerning the creditworthiness of Parent, Borrower and their Subsidiaries, including, without limitation, any information contained in any financial reports; provided, that, each Transferee and prospective Transferee agrees to be bound by Section 15.17 of this Agreement.
          (e) Tax Treatment. If any interest in any Loan Paper is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 14.6(d).
          (f) Procedures for Commitment Increases and Addition of New Banks. This Agreement permits certain increases of a Bank’s Commitment and the admission of new Banks providing new Commitments, none of which requires any consent or approvals from the other Banks. Any amendment hereto for such a Commitment Increase or addition shall be in the form attached hereto as Exhibit M and shall only require the written signatures of Administrative Agent, Borrower and the Bank(s) being added or increasing their Commitment. On the effective date of any such Commitment Increase, Administrative Agent, Borrower and applicable Banks shall make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to the applicable Banks, in each case in principal amounts reflecting their respective Commitments, after giving effect to such Commitment Increase. In addition, within a reasonable period of time after the effective date of any Commitment Increase, Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 2.1 to reflect such Commitment Increase and shall distribute such revised Schedule 2.1 to each of the Banks and Borrower, whereupon such revised Schedule 2.1 shall replace the old Schedule 2.1 and become part of this Agreement. On the first Domestic Business Day immediately following any such Commitment Increase, all outstanding Base Rate Loans shall be reallocated among the Banks (including any newly added Bank(s)) in accordance with the Banks’ respective revised pro rata shares of such outstanding Base Rate Loans. Eurodollar Loans shall not be reallocated among the Banks prior to the expiration of the applicable Interest Periods in effect at the time of any such Commitment Increase.
     Section 15.11 TEXAS LAW. THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (a) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (b) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.
     Section 15.12 Consent to Jurisdiction; Waiver of Immunities.
          (a) Parent and Borrower hereby irrevocably submit to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and Parent and Borrower hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. As an alternative, Parent and

Borrower irrevocably consent to the service of any and all process in any such action or proceeding by the mailing (which shall be by registered mail) of copies of such process to such Person at its address specified in Section 15.1. Parent and Borrower agree that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
          (b) Nothing in this Section 15.12 shall affect any right of Banks to serve legal process in any other manner permitted by Law or affect the right of any Bank to bring any action or proceeding against any Credit Party or their properties in the courts of any other jurisdictions.
          (c) To the extent that Parent or Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers.
     Section 15.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to the terms and conditions herein set forth (including, without limitation, the execution and delivery of the Certificate of Effectiveness), this Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.
     Section 15.14 No Third Party Beneficiaries. Except for the provisions hereof inuring to the benefit of Agents not a party to this Agreement, it is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 15.10.
     Section 15.15 COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENTS AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENTS, AND THE CREDIT PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BANKS, AGENTS, AND THE CREDIT PARTIES.
     Section 15.16 WAIVER OF JURY TRIAL. PARENT, BORROWER, ADMINISTRATIVE AGENT AND BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.
     Section 15.17 Confidentiality. Administrative Agent and each Bank (each, a “Lending Party”) agrees to keep confidential any information furnished or made available to it by any

Credit Party pursuant to this Agreement that is marked confidential; provided, that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or any Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Paper, and (i) subject to provisions substantially similar to those contained in this Section 15.17, to any actual or proposed participant or assignee. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party to any of the Loan Papers and their respective Affiliates (and the respective partners, directors, officers, employees, advisors, representatives and other agents of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind (i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above, and it is hereby confirmed that each of the Persons referred to above has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.
     Section 15.18 USA Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Parent and Borrower: when either Parent or Borrower opens an account, Administrative Agent and Banks will ask for Parent’s or Borrower’s name, tax identification number, business address, and other information (as applicable) that will allow Administrative Agent and Banks to identify Parent or Borrower (as applicable). Administrative Agent and Banks may also ask to see Parent’s or Borrower’s legal organizational documents or other identifying documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.
[signature pages to follow]

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

BORROWER:

DENBURY ONSHORE, LLC,
a Delaware limited liability company

By:	/s/ Phil Rykhoek

Phil Rykhoek, Senior Vice President and
Chief Financial Officer

Address for Notice:

5100 Tennyson Parkway
Suite 1200
Plano, Texas 75024
Fax No. (972) 673-2150

PARENT:

DENBURY RESOURCES INC.,
a Delaware corporation

By:	/s/ Phil Rykhoek

Phil Rykhoek, Senior Vice President and Chief
Financial Officer

Address for Notice:

5100 Tennyson Parkway
Suite 3000
Plano, Texas 75024
Fax No. (972) 673-2150
Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ J. Scott Fowler

J. Scott Fowler, Senior Vice President

BANKS:

JPMORGAN CHASE BANK, N.A.

By:	/s/ J. Scott Fowler

J. Scott Fowler, Senior Vice President
Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

SYNDICATION AGENT:

CALYON NEW YORK BRANCH,
as Syndication Agent

By:	/s/ Michael D. Willis

Name:	Michael D. Willis

Title:	Director

By:	/s/ Tom Byargeon

Name:	Tom Byargeon

Title:	Managing Director

BANKS:

CALYON NEW YORK BRANCH

By:	/s/ Michael D. Willis

Name:	Michael D. Willis

Title:	Director

By:	/s/ Tom Byargeon

Name:	Tom Byargeon

Title:	Managing Director

Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

SYNDICATION AGENT:

FORTIS CAPITAL CORP.,
as Syndication Agent

By:	/s/ Darrell Holley

Name:	Darrell Holley

Title:	Managing Director

By:	/s/ Michele Jones

Name:	Michele Jones

Title:	Senior Vice President

BANKS:

FORTIS CAPITAL CORP.

By:	/s/ Darrell Holley

Name:	Darrell Holley

Title:	Managing Director

By:	/s/ Michele Jones

Name:	Michele Jones

Title:	Senior Vice President

Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

DOCUMENTATION AGENT:

UNION BANK OF CALIFORNIA, N.A.,
as Documentation Agent

By:	/s/ Alison Fuqua

Name:	Alison Fuqua

Title:	Investment Banking Officer

By:	/s/ Jarrod Bourgeois

Name:	Jarrod Bourgeois

Title:	Vice President

BANKS:

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Alison Fuqua

Name:	Alison Fuqua

Title:	Investment Banking Officer

By:	/s/ Jarrod Bourgeois

Name:	Jarrod Bourgeois

Title:	Vice President

Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

DOCUMENTATION AGENT:

COMERICA BANK,
as Documentation Agent

By:	/s/ Peter L. Sefzik

Name:	Peter L. Sefzik

Title:	Vice President

BANKS:

COMERICA BANK

By:	/s/ Peter L. Sefzik

Name:	Peter L. Sefzik

Title:	Vice President

Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

BANK OF AMERICA, N.A.

By:	/s/ Christen A. Lacey

Name:	Christen A. Lacey

Title:	Vice President

Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

WELLS FARGO BANK, N.A.

By:	/s/ Jason Hicks

Name:	Jason Hicks

Title:	Portfolio Manager

Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

BANK OF SCOTLAND

By:	/s/ Karen Welch

Name:	Karen Welch

Title:	Assistant Vice President

Signature Page

SIGNATURE PAGE TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
BY AND AMONG
DENBURY RESOURCES INC., AS PARENT GUARANTOR,
DENBURY ONSHORE, LLC, AS BORROWER,
JPMORGAN CHASE BANK, NA, AS ADMINISTRATIVE AGENT,
THE OTHER AGENTS A PARTY THERETO, AND
THE FINANCIAL INSTITUTIONS LISTED
ON SCHEDULE 2.1 THERETO, AS BANKS

COMPASS BANK

By:	/s/ Dorothy Merchand

Name:	Dorothy Merchand

Title:	Senior Vice President

Signature Page

SCHEDULE 2.1
FINANCIAL INSTITUTIONS

	Initial Total
	Commitment	Commitment
Banks	Amount	Percentage
JPMorgan Chase Bank, N.A.	$18,000,000	12.00%
Calyon New York Branch	$18,000,000	12.00%
Fortis Capital Corp.	$18,000,000	12.00%
Union Bank of California, N.A.	$18,000,000	12.00%
Comerica Bank	$18,000,000	12.00%
Bank of America, N.A.	$15,000,000	10.00%
Wells Fargo Bank, N.A.	$15,000,000	10.00%
Bank of Scotland	$15,000,000	10.00%
Compass Bank	$15,000,000	10.00%
Totals:	$150,000,000.00	100.00%

Banks	Domestic Lending Office	Eurodollar Lending Office	Address for Notice
JPMorgan Chase Bank, NA	10 S. Dearborn 19th Floor Mail Code – IL1-0010 Chicago, Illinois 60603 Attn: Cely T. Navarro Tel. No. (312) 385-7058 Fax No. (312) 385-7107	10 S. Dearborn 19th Floor Mail Code – IL1-0010 Chicago, Illinois 60603 Attn: Cely T. Navarro Tel. No. (312) 385-7058 Fax No. (312) 385-7107	1717 Main Street, 4th Floor Mail Code TX1-2448 Dallas, Texas 75201 Attn: J. Scott Fowler Tel. No. (214) 290-2162 Fax No. (214) 290-2332

Calyon New York Branch	1301 Avenue of the Americas New York, New York 10019	1301 Avenue of the Americas New York, New York 10019	1000 Louisiana, Suite 5360 Houston, Texas 77002

Fortis Capital Corp.	Three Stamford Plaza 301 Tressa Blvd. Stamford, Connecticut 06901	Three Stamford Plaza 301 Tressa Blvd. Stamford, Connecticut 06901	15455 North Dallas Parkway Suite 1400 Addison, Texas 75001

Union Bank of California, N.A.	1980 Saturn Street, V03-251 Monterey Park, California 91755	1980 Saturn Street, V03-251 Monterey Park, California 91755	500 North Akard, Suite 4200 Dallas, Texas 75201

Comerica Bank	39200 West 6 Mile Road Lavonia, Michigan 48152	39200 West 6 Mile Road Lavonia, Michigan 48152	1601 Elm Street, 2nd Floor, MC6593 Dallas, Texas 75201

Bank of America, N.A.	901 Main Street, 67th Floor Dallas, Texas 75202	901 Main Street, 67th Floor Dallas, Texas 75202	901 Main Street, 67th Floor Dallas, Texas 75202

2.1-1

Banks	Domestic Lending Office	Eurodollar Lending Office	Address for Notice
Wells Fargo Bank, N.A.	1740 Broadway MAC# C7300-034 Denver, Colorado 80274	1740 Broadway MAC# C7300-034 Denver, Colorado 80274	1445 Ross Avenue, Suite 2360 MAC# T5303-233 Dallas, Texas 75202

Bank of Scotland	565 Fifth Avenue, 5th Floor New York, New York 10017	565 Fifth Avenue, 5th Floor New York, New York 10017	565 Fifth Avenue, 5th Floor New York, New York 10017

Compass Bank	24 Greenway Plaza, Suite 1400A Houston, Texas 77046	24 Greenway Plaza, Suite 1400A Houston, Texas 77046	24 Greenway Plaza, Suite 1400A Houston, Texas 77046
Administrative Agent — Address:
1717 Main Street, 4th Floor
Mail Code TX1-2448
Dallas, Texas 75202
Tel. No. (214) 290-2162
Fax No. (214) 290-2332

2.1-2

SCHEDULE 8.5
LITIGATION
     1. Borrower is a defendant in the following two lawsuit in which the certain surface owner, as Plaintiff, is alleging that Borrower, current Operator in the subject field in question, and prior Operators, who are also named defendants, polluted lands and caused other environmental damages, and failed to properly restore the surface of the lands:
J. Paulin Duhé, Inc. vs. Texaco, Inc., et al, Cause No. 101,227, in the 16th Judicial District Court, Division “E”, Iberia Parish, Louisiana. [Iberia Field]
Plaintiff is seeking monetary damages and restoration of the surface. A settlement agreement has been negotiated and agreed upon between Denbury and Plaintiff, but a formal settlement agreement has not been executed as of this date. The negotiated settlement will not have a Material Adverse Effect. In any event, Borrower does not at this time believe that an adverse decision in this suit in the event the negotiated settlement is not consummated, will have a Material Adverse Effect. However, prior judgments in such cases have been substantial, and therefore, Borrower is making this disclosure.
     2. Borrower has been threatened with a lawsuit similar to the above from the surface owners in its Lake Chicot Field, St. Martin Parish, Louisiana, but no suit has been filed to date.
     3. Louisiana Crawfish Producers Association-West vs Amerada Hess Corp., et al, Cause No. 68091, in the 16th Judicial District Court, St. Martin Parish, Louisiana. Borrower is a defendant in this suit in which certain crawfishermen, as Plaintiffs, allege that Borrower, a current Operator in the Lake Chicot Field, as well as other current and prior Operators and other parties, who are also named defendants, damaged the crawfish ecosystem and Plaintiffs’ livelihoods as crawfishermen, by virtue of defendants’ oil and gas operations. Plaintiffs are seeking monetary damages and surface accommodations. Borrower does not at this time believe that an adverse decision in this suit, or a negotiated settlement, will have a Material Adverse Effect. However, claimed damages might be substantial, and therefore, Borrower is making this disclosure. The suit has not progressed far enough along for Borrower to accurately assess its exposure and potential liability, if any.
8.5-1

SCHEDULE 8.10
LICENSES, PERMITS, ETC.
None.
8.10-1

SCHEDULE 8.13
JURISDICTIONS, ETC.

		Common Stock (as of 9/14/06)			Rights to Acquire Stock (as of 9/14/06
	Foreign
	Jurisdictions
	Qualified to Conduct			Issued &		No. of Common
Jurisdiction of Incorporation	Business	Authorized		Outstanding	Type of Right	Shares
Denbury Resources Inc.
Delaware	Texas	100,000,000		55,037,839	Stock Options	4,854,193

Denbury Operating Company
Delaware	Alabama Louisiana Mississippi Texas	1,000,000		1,000		—

Denbury Gathering & Marketing, Inc.
Delaware		1,000		1,000		—

Denbury Marine, L.L.C.
Louisiana		Note	(1)			—

Denbury Onshore, LLC
Delaware	Alabama Arkansas Florida Louisiana Mississippi Texas	100,000		1,000		—

Tuscaloosa Royalty Fund LLC
Mississippi		Note	(1)			—

Note (1): 100% owned by Denbury Operating Company
8.13-1

SCHEDULE 9.10
ENVIRONMENTAL DISCLOSURE
(See Schedule 8.5—Litigation)
9.10-1